SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                            (Amendment No.   )


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Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
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     Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         REYNOLDS METALS COMPANY
___________________________________________________________________________

             (Name of Registrant as Specified In Its Charter)

___________________________________________________________________________

                (Name of Person(s) Filing Proxy Statement
                      if other than the Registrant)


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
     was paid previously.  Identify the previous filing by registration
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
                 REYNOLDS METALS COMPANY
                 6601 West Broad Street
                Richmond, Virginia 23230



                                       March 23, 1999


Dear Stockholder:

It is my pleasure to invite you to Reynolds Metals
Company's 1999 annual meeting of stockholders.

We will hold the meeting on Thursday, May 20, 1999, at 4:00 p.m., Eastern Daylight Time, at our offices at 6601
West Broad Street, Richmond, Virginia.

This booklet contains the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about the Company.

Only stockholders of record, persons holding proof of beneficial ownership or who have been granted proxies, and persons specifically invited by the Company may attend the meeting. Seating is limited. If you plan to attend, please mark the attendance box on the proxy card to help ensure your seating priority.

YOUR VOTE IS IMPORTANT. Whether you plan to attend the meeting or not, please complete and return the enclosed proxy card in the postage-paid envelope as soon as possible. Even if you send in a proxy card, you may vote in person at the meeting if you wish to do so.

We look forward to seeing you at the meeting.

                              Sincerely,


                              /s/ Jeremiah J. Sheehan
                              Jeremiah J. Sheehan
                              Chairman of the Board and
                              Chief Executive Officer

Notice of
Reynolds Metals Company
1999 Annual Meeting of Stockholders



The 1999 annual meeting of stockholders of Reynolds Metals
Company will be held on Thursday, May 20, 1999, at 4:00
p.m., Eastern Daylight Time, at Reynolds' offices, 6601
West Broad Street, Richmond, Virginia.

The purposes of the meeting are to:

1.   Elect directors;

2.   Approve the 1999 Nonqualified Stock Option Plan;

3.   Approve the amended Performance Incentive Plan;

4. Ratify the selection of Ernst & Young LLP as Reynolds' independent auditors for 1999;

5. Consider and act upon a stockholder proposal relating to the CERES Principles, if presented at the meeting;
     and

6. Consider and act upon a stockholder proposal relating to global warming, if presented at the meeting.


In addition, stockholders may transact such other business as properly comes before the meeting or any adjournment thereof.

The record date for the annual meeting is March 22, 1999.
Stockholders of record at the close of business on that date are entitled to vote at the meeting.

                           By order of the Board of Directors,


                                   /s/ Donna C. Dabney
                                   DONNA C. DABNEY
                                   Secretary

March 23, 1999

                        Table of Contents

                                                                   Page
VOTING PROCEDURES.................................................   1

MATTERS TO BE ACTED UPON
  ITEM 1.  ELECTION OF DIRECTORS..................................   3
     Nominees.....................................................   3
     Certain Relationships........................................   6
     Board and Committee Meetings.................................   6
     Committees of the Board of Directors.........................   7
     Compensation of Directors....................................   9
  ITEM 2.  APPROVAL OF 1999 NONQUALIFIED STOCK OPTION PLAN........  11
  ITEM 3.  APPROVAL OF AMENDED PERFORMANCE INCENTIVE PLAN.........  15
  ITEM 4.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS......  18
  ITEM 5.  STOCKHOLDER PROPOSAL RELATING TO THE CERES PRINCIPLES..  18
  ITEM 6.  STOCKHOLDER PROPOSAL RELATING TO GLOBAL WARMING........  21
  Other Matters...................................................  23

STOCK OWNERSHIP INFORMATION
  Holders of More Than 5%.........................................  24
  Director and Executive Officer Stock Ownership..................  25
  Stock Ownership Guidelines......................................  26
  Section 16(a) Beneficial Ownership Reporting Compliance.........  26

EXECUTIVE COMPENSATION
  Report of Compensation Committee on Executive Compensation......  27
  Performance Graph...............................................  32
  Summary Compensation Table......................................  33
  Stock Option Grants in 1998.....................................  35
  Aggregated Option Exercises in 1998 and Option Values at
    December 31, 1998.............................................  36
  Long-Term Incentive Plan - Awards in 1998.......................  37
  Pension Plan Table..............................................  38
  Change in Control and Termination Arrangements..................  39

GENERAL INFORMATION
  Annual Report...................................................  41
  Stockholder Proposals for the 2000 Annual Meeting...............  41
  Stockholder Nominations and Notice of Other Business............  41

                     YOUR VOTE IS IMPORTANT
PLEASE PROVIDE YOUR PROXY BY COMPLETING, SIGNING, DATING AND
PROMPTLY MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE
PROVIDED, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

Proxy Statement

for
1999 Annual Meeting of Stockholders
of Reynolds Metals Company


VOTING PROCEDURES
___________________________________________________________________

General

The Board of Directors of Reynolds Metals Company is soliciting proxies to be used at the 1999 annual meeting of stockholders.
This proxy statement and the accompanying proxy materials are being mailed or given to stockholders on or after March 26, 1999.

We sometimes refer to Reynolds Metals Company in this proxy statement as "Reynolds", "we" or "the Company." The term "common stock" means Reynolds common stock, without par value.

Who Can Vote

Stockholders who owned Reynolds common stock at the close of business on March 22, 1999 may vote at the meeting. On that date, 64,457,809 shares of common stock were outstanding. The shares of common stock in Reynolds' treasury on that date will not be voted.

How You Can Vote

You may vote by attending the meeting and voting in person, or by completing and mailing the enclosed proxy card. If you return your signed proxy card before the annual meeting, we will vote your shares as you direct.

You have three choices on each matter to be voted upon. For the election of directors, you may vote:
-  For all of the nominees;
-  For none of the nominees; or
-  For all of the nominees except those you designate.

For each of the other items, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AS SET FORTH UNDER ITEM 1; "FOR" APPROVAL OF THE 1999 NONQUALIFIED STOCK OPTION PLAN UNDER ITEM 2; "FOR" APPROVAL OF THE AMENDED PERFORMANCE INCENTIVE PLAN UNDER ITEM 3; "FOR" APPROVAL OF AUDITORS UNDER ITEM 4; AND "AGAINST" THE STOCKHOLDER PROPOSALS UNDER ITEMS 5 AND 6. IF MATTERS OTHER THAN THOSE INDICATED ON THE ACCOMPANYING PROXY CARD ARE PROPERLY PRESENTED FOR A VOTE AT THE MEETING, SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE HOLDERS OF THE PROXIES.

How You May Revoke Your Proxy

You may revoke your proxy at any time before your proxy is
exercised at the meeting by:

- notifying Reynolds' Secretary in writing that you have revoked your proxy;
- submitting another properly signed proxy that is later dated;
  or
- attending the meeting and voting in person.

Required Votes

You are entitled to cast one vote for each share of common stock you own. A quorum is required to transact business at the meeting. A quorum is a majority of the shares entitled to vote present in person or represented by proxy at the meeting.

The election of each director nominee, and the approval of each of the other items submitted for a vote of the stockholders, require the affirmative vote of a majority of the votes cast by stockholders who are present in person or represented by proxy and entitled to vote at the meeting.

Abstentions will be counted for purposes of determining whether a quorum exists and will have the effect of votes against an item. Proxies submitted by brokers that do not indicate a vote for some or all of the items of business because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those items from the beneficial owners of the shares (so-called "broker non-votes") will have no effect on the vote.

Costs of Proxy Solicitation

Reynolds pays the cost of soliciting proxies. We have retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to assist in the solicitation of proxies, at a fee of $11,000 plus reimbursement of out-of-pocket expenses. Reynolds expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile transmission or other means of electronic communication. Reynolds will reimburse brokers, banks, nominees, fiduciaries and other custodians for their reasonable expenses in forwarding proxy materials to, and obtaining voting instructions from, persons for whom they hold Reynolds stock.

Matters to be Acted Upon
_____________________________________________________________________

ITEM 1.  ELECTION OF DIRECTORS

The Board of Directors proposes that the eleven nominees named below be elected to serve as directors of the Company. Under Reynolds' By-Laws, directors are elected for one year and hold office until their successors are elected and qualified. All of the nominees are currently Reynolds directors and were elected at the 1998 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the election of all eleven nominees. If you provide your proxy but do not specify how you want your shares voted, we will vote them for the election of all eleven nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.


Nominees
____________________________________________________________________
Patricia C. Barron
Age:                56

Director Since:     1994

Principal           Executive in Residence and Senior
Occupation:         Fellow, Stern School of Business, New York
                    University

Recent Business     Mrs. Barron has been Executive in
Experience:         Residence and Senior Fellow, Stern School of
                    Business, at New York University, since
                    November 1998. From 1997 to June 1998, she was Corporate Vice President, Business
                    Operations Support, Xerox Corporation, a manufacturer of office systems and equipment.
                    From 1993 to June 1998, she was Vice
                    President of Xerox Corporation and President,
                    Engineering Systems Division, of Xerox
                    Corporation.

Other               ARAMARK Corporation, Frontier Corporation,
Directorships:      Quaker Chemical Corporation and
                    Teleflex Incorporated

___________________________________________________________________
John R. Hall
Age:                66

Director Since:     1985

Principal           Retired Chairman of the Board and
Occupation:         Chief Executive Officer, Ashland Inc.

Recent Business     Mr. Hall most recently served as
Experience:         Chairman of the Board of Arch Coal, Inc., a
                    coal company, from July 1997 to November
                    1998. From October 1996 to January 1997, he was Chairman of the Board of Ashland Inc., a worldwide energy and chemical company engaged in petroleum refining and marketing. From
                    1981 to 1996, he was Chairman of the Board and Chief Executive Officer of Ashland Inc.

Other               Banc One Corporation, The Canada Life
Directorships:      Assurance Company, CSX Corporation,
                    Humana Inc., LaRoche Industries Inc., UCAR
                    International Inc. and USEC Inc.
______________________________________________________________________

______________________________________________________________________
Robert L. Hintz
Age:                68

Director Since:     1986

Principal           Chairman of the Board, R. L. Hintz
Occupation:         & Associates

Recent Business     Mr. Hintz has been Chairman of the
Experience:         Board of R. L. Hintz & Associates, a
                    management services firm, since 1989.

Other               Arch Coal, Inc., The Chesapeake
Directorships:      Corporation and Scott & Stringfellow, Inc.
_____________________________________________________________________
William H. Joyce
Age:                63

Director Since:     1995

Principal           Chairman of the Board, President
Occupation:         and Chief Executive Officer, Union Carbide
                    Corporation

Recent Business     Mr. Joyce has been Chairman of the
Experience:         Board, President and Chief Executive Officer
                    of Union Carbide Corporation, a manufacturer of chemicals and plastics, since January
                    1996. From April 1995 to December 1995, he was President and Chief Executive Officer of
                    Union Carbide Corporation.  From 1993 to
                    April 1995, he was President and Chief
                    Operating Officer of Union Carbide
                    Corporation.

Other              CVS Corporation
Directorships:
_____________________________________________________________________
Mylle Bell Mangum
Age:                50

Director Since:     1995

Principal           Senior Vice President, Expense
Occupation:         Management and Strategic Planning, Carlson
                    Wagonlit Travel

Recent Business     Mrs. Mangum has been Senior Vice
Experience:         President, Expense Management and Strategic
                    Planning of Carlson Wagonlit Travel, a travel services company, since March 1997. From
                    1992 to February 1997, she was Executive Vice
                    President, Strategic Management of Holiday
                    Inn Worldwide, a subsidiary of Bass PLC
                    engaged in the operation of hotels worldwide.

Other               Payless ShoeSource, Inc. and
Directorships:      Scientific-Atlanta, Inc.
_____________________________________________________________________
D. Larry Moore
Age:                62

Director Since:     1995

Principal           Retired President and Chief
Occupation:         Operating Officer, Honeywell Inc.

Recent Business     Mr. Moore served as President and
Experience:         Chief Operating Officer of Honeywell Inc., a
                    global manufacturer of automation and control systems, from 1993 to April 15, 1997. Mr.
                    Moore retired from Honeywell Inc. on June 30,
                    1997.

Other               The Geon Company, Cordant
Directorships:      Technologies Inc. (formerly Thiokol
                    Corporation) and Howmet International Inc.
_____________________________________________________________________

_____________________________________________________________________
Randolph N. Reynolds
Age:                57

Director Since:     1984

Principal           Vice Chairman and Executive Officer
Occupation:         of Reynolds Metals Company

Recent Business     Mr. Reynolds has been Vice Chairman
Experience:         and Executive Officer of Reynolds Metals
                    Company since October 1996.  From 1994 to
                    1996, he was Vice Chairman of the Board of the Company, and from 1990 to 1994, he was Executive Vice President, International of the Company.


Other               First Union Corporation
Directorships:
_____________________________________________________________________
James M. Ringler
Age:                53

Director Since:     1994

Principal           Chairman of the Board, President
Occupation:         and Chief Executive Officer, Premark
                    International, Inc.

Recent Business     Mr. Ringler has been Chairman of
Experience:         the Board, President and Chief Executive
                    Officer of Premark International, Inc., a multinational manufacturer and marketer of food equipment, decorative products and consumer products, since October 1997. From
                    1996 to September 1997, he was President and Chief Executive Officer of Premark
                    International, Inc. From 1992 to 1996, he was President and Chief Operating Officer of
                    Premark International, Inc.

Other               Premark International, Inc. and
Directorships:      Union Carbide Corporation
_____________________________________________________________________
Samuel C. Scott, III
Age:                54

Director Since:     1997

Principal           President and Chief Operating
Occupation:         Officer, Corn Products International, Inc.

Recent Business     Mr. Scott has been President and
Experience:         Chief Operating Officer of Corn Products
                    International, Inc., a corn refining company created by the spin-off of the corn refining business of Bestfoods (formerly known as CPC
                    International Inc.) since January 1998.  From
                    1991 to 1997, he was Vice President of CPC
                    International Inc. and from 1995 to 1997, he was President-Corn Refining Business, a division of CPC International Inc.

Other               Corn Products International, Inc.
Directorships:      and Motorola, Inc.
_____________________________________________________________________

_____________________________________________________________________
Jeremiah J. Sheehan
Age:                60

Director Since:     1994

Principal           Chairman of the Board and Chief
Occupation:         Executive Officer, Reynolds Metals Company

Recent Business     Mr. Sheehan has been Chairman of
Experience:         the Board and Chief Executive Officer of
                    Reynolds Metals Company since October 1996.
                    From 1994 to 1996, he was President and Chief
                    Operating Officer of the Company, and from 1993 to 1994, he was Executive Vice
                    President, Fabricated Products of the
                    Company.

Other               Federal Reserve Bank of Richmond,
Directorships:      Union Camp Corporation and Universal
                    Corporation
_____________________________________________________________________
Joe B. Wyatt
Age:                63

Director Since:     1992

Principal           Chancellor, Vanderbilt University
Occupation:

Recent Business    Mr. Wyatt has been Chancellor of
Experience:        Vanderbilt University since 1982.

Other              Ingram Micro Inc. and Sonat Inc.
Directorships:
_____________________________________________________________________


Certain Relationships

Randolph N. Reynolds' brother, William G. Reynolds, Jr., is a Vice President of the Company. The husband of Donna C.
Dabney, Secretary and Assistant General Counsel of the
Company, is a partner of McGuire, Woods, Battle & Boothe,
L.L.P., a law firm which provides legal services to the Company.

Board and Committee Meetings

The Board of Directors held seven meetings and acted once by unanimous written consent in 1998. Five standing committees of the Board also met periodically during 1998. Incumbent directors' attendance at meetings of the Board and of standing committees on which they served averaged over 95% during 1998. All incumbent directors serving in 1998 attended at least 75% of such meetings. The Board also meets periodically in executive session.

Committees of the Board of Directors
_____________________________________________________________________
 Audit Committee
 Members:          R. L. Hintz (Chairman)   J. M. Ringler
                   P. C. Barron             S. C. Scott
                   J. R. Hall

 Number of Meetings or
 Consents in 1998:       3 meetings and 1 unanimous written consent

 Principal Functions:    Recommends to the Board of Directors
                         the firm to be engaged by the Company as its independent auditors.

                         Reviews:
                         - the system of internal controls
                           established by management and the Board of
                           Directors and corporate compliance
                           activities
                         - the audit function of the
                           Company's independent auditors and its
                           Internal Auditing Department and audit
                           plans and procedures
                         - the Company's financial statements
                         - the Company's policies on conflicts
                           of interest and the prohibition
                           of the use of corporate funds or other
                           assets for improper purposes
                         - changes in accounting policies
                           and the use of independent auditors for
                           nonaudit services
                         - the Company's risk management
                           programs
                         - the status of environmental and
                           other reserves
_____________________________________________________________________
  Committee on Directors
  Members:               J. M. Ringler (Chairman)      R. L. Hintz
                         P. C. Barron                  W. H. Joyce

  Number of Meetings or
  Consents in 1998:      2 meetings

  Principal Functions:   Recommends to the Board of Directors:
                         - persons to be considered for election to
                           the Board
                         - Board committee memberships and chairs
                         - compensation to be paid to directors

                         Evaluates the corporate governance
                         practices followed by the Board
                         and its standing committees.


                         Will consider stockholder suggestions
                         for nominees for director.  Stockholder
                         nominations for the 2000 annual
                         meeting must be submitted in writing in
                         accordance with the procedures set forth under "General Information - Stockholder Nominations and Notice of Other Business" below.

                         The Board of Directors has adopted
                         a policy under which it will not
                         nominate for election to the Board any person who has attained age 70. An officer of the Company serving as a member of the Board is expected to resign as a director at the time he ceases to be an officer. In addition, if a non-employee director has a substantial change in principal employment and/or responsibility, the director is expected to offer to resign from the Board. The Committee on Directors may decide not to accept the offer if it determines that the director's continued service on the Board is in the Company's best interests.
_____________________________________________________________________

_____________________________________________________________________
  Compensation Committee
  Members:               J. R. Hall (Chairman)     S. C. Scott
                         M. B. Mangum              J. B. Wyatt
                         D. L. Moore

  Number of Meetings or
  Consents in 1998:      4 meetings and 2 unanimous written consents

  Principal Functions:   Reviews and recommends to the Board,
                         or determines, the compensation paid to
                         the Company's executive officers.

                         Administers designated executive compensation plans of the Company, including stock option, variable compensation, long-term performance share, and deferral plans. See "Report of Compensation Committee on Executive Compensation" below.
_____________________________________________________________________
  Executive Committee
  Members:               J. J. Sheehan (Chairman)   R. N. Reynolds
                         W. H. Joyce                J. M. Ringler

  Number of Meetings or
  Consents in 1998:      10 unanimous written consents


  Principal Functions:   Has the power to act in place
                         of the Board of Directors during
                         intervals between meetings of the Board.
_____________________________________________________________________
  Pension and Finance Committee
  Members:               J. B. Wyatt (Chairman)     D. L. Moore
                         W. H. Joyce                R. N. Reynolds
                         M. B. Mangum

  Number of Meetings or
  Consents in 1998:      4 meetings

  Principal Functions:   Oversees:
                         - the capital structure of the Company
                         - the financial administration of the
                           assets of the pension plans of the
                           Company and certain subsidiaries,
                           including the selection of trustees
                           and investment managers for the
                           assets of these plans and periodic review of investment results

                         Maintains a statement of investment
                         policy for the pension plans.

                         Appoints independent auditors for the
                         pension plans.
_____________________________________________________________________

Compensation of Directors
_____________________________________________________________________

FEES. We pay directors who are not employees of Reynolds or any of our subsidiaries the following fees for serving as a director:
-  Annual Retainer.......................................... $30,000
-  Annual Fee to Chairman of the Audit Committee............   4,000
-  Annual Fee to Chairman of the Compensation Committee.....   4,000
-  Annual Fee to Chairman of other Board committees.........   3,000
-  Fee for attending each Board and committee meeting.......   1,000

We also reimburse non-employee directors for travel and other expenses reasonably incurred in connection with Company business.

RESTRICTED STOCK PLAN. We make a one-time grant of 1,000 shares of restricted common stock to each non-employee director sixty days after initial election to the Board. These shares are subject to forfeiture and transfer restrictions. The restrictions expire as to 200 shares on the April 1 immediately following the date of grant (or, if later, the date of the six-month anniversary of the grant date). The restrictions expire as to an additional 200 shares on each successive April 1. By the fifth April 1 following the date of grant, restrictions on all 1,000 shares will have expired, assuming continued service by the non-employee director throughout the period.

If a non-employee director ceases to be a member of the Board because of death or disability or because of a change in control of the Company, restrictions on 200 shares will lapse immediately, with all other restricted shares being forfeited.
If a non-employee director leaves the Board for any other reason, all restricted shares will be forfeited.

STOCK PLAN. We make an annual grant of 225 shares of phantom stock to each non-employee director during the director's service on the Board. This rate is increased to 425 shares of phantom stock per year once the restrictions have expired on all 1,000 shares of restricted stock awarded under the restricted stock plan described above.

The phantom stock is credited with dividend equivalents based on the dividends that would have been paid on the phantom stock if the director had actually owned shares of common stock. The annual grant is made in quarterly installments at the end of each calendar quarter.

The phantom stock accounts are payable in shares of common stock upon the non-employee director's retirement, resignation or death, with fractional shares paid in cash. Payments are made in a lump sum or in five annual installments, as elected by the non-employee director.

_____________________________________________________________________

DEFERRED COMPENSATION PLAN. Non-employee directors may elect to defer part or all of their annual retainer and meeting fees.
Directors may choose to have such amounts deferred into:
- an interest account, which is credited with interest at an annual rate set by the plan committee whose members are not eligible to participate in the plan, or
- a phantom stock account, which is credited with dividend equivalents based on the dividends that would have been paid on the phantom stock if the director had actually owned shares of common stock.


The amounts deferred, plus any appreciation, are paid in cash on dates selected by the director in accordance with the plan. The director may receive payment in a lump sum or in annual installments over a two- to ten-year period.

STOCK OWNERSHIP GUIDELINES. We have established stock ownership guidelines that apply to all non-employee directors. See "Stock
Ownership Information -- Stock Ownership Guidelines" below.

ITEM 2.  APPROVAL OF 1999 NONQUALIFIED STOCK OPTION PLAN
_____________________________________________________________________

The Board of Directors has adopted, subject to stockholder approval, the Reynolds Metals Company 1999 Nonqualified Stock
Option Plan (the "1999 Plan").  If approved by stockholders, the
1999 Plan will be effective as of May 20, 1999.

Background

Reynolds has a 1996 Nonqualified Stock Option Plan (the "1996 Plan") that was approved by stockholders at the 1996 annual meeting. No options may be granted under the 1996 Plan after December 31, 2000. The 1999 Plan is substantially identical to the 1996 Plan except:

- the aggregate number of shares of common stock that may be sold or delivered is 2,250,000 rather than 2,000,000;
- the 1999 Plan limits the number of options that an optionee may be granted during the term of the 1999 Plan to 750,000 shares rather than 300,000;
- the 1999 Plan does not prohibit the transfer of options if the transfer is approved by the Compensation Committee, since SEC rules no longer restrict the transferability of stock options; and
- no options may be granted under the 1999 Plan after December 31, 2003.

As under the 1996 Plan, the 1999 Plan prohibits the repricing of stock options and stock appreciation rights. Also, Reynolds intends to have compensation paid to Reynolds' executive officers under the 1999 Plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Summary of the 1999 Plan

The following summary of the principal features of the 1999 Plan may not contain all of the information that you consider important. If you would like a copy of the full text of the 1999 Plan, you may obtain it by writing to Reynolds Metals Company, 6601 West Broad Street, P. O. Box 27003, Richmond, Virginia 23261-7003, Attention: Secretary.

PURPOSE. The 1999 Plan is intended (1) to assist Reynolds in attracting and retaining key employees by providing them with additional incentive to contribute to Reynolds' growth and success and (2) to align key employees' interests with stockholders' interests by rewarding key employees only when shareholder value is created.

ADMINISTRATION. The Compensation Committee of the Board of Directors will be responsible for administering the 1999 Plan. Each member of the Committee must be both a "non-employee director" as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). No member of the Committee is eligible to participate in the 1999 Plan.

Among the powers granted to the Committee are the authority to interpret the 1999 Plan, adopt rules and regulations for its operation, determine the employees of Reynolds and its subsidiaries to receive grants and determine the number of shares and other terms and conditions of such grants.

ELIGIBILITY FOR PARTICIPATION. Key officers and employees of Reynolds and its subsidiaries who contribute significantly to the growth and success of Reynolds or a subsidiary, as determined by the Compensation Committee, are eligible to be participants. Approximately 250 employees are currently expected to participate in the 1999 Plan.

TYPES OF AWARDS. Stock options and stock appreciation rights may be granted under the 1999 Plan.

  Stock Options. A stock option entitles the optionee to purchase one share of common stock from Reynolds and is exercisable no earlier than one year or later than ten years from the date of grant. Stock options are exercisable at an exercise price at least equal to the fair market value of the underlying common stock on the date of grant. Options may be exercised by giving written notice to Reynolds specifying the number of shares to be purchased, accompanied by payment in full of the purchase price. If required, the optionee must also pay an amount equal to applicable withholding taxes as soon as administratively feasible.

  An optionee may pay the purchase price of a stock option to
  Reynolds:
  -  in cash;
  - if the Compensation Committee approves, in shares of Reynolds common stock having a fair market value on the date of exercise equal to the aggregate purchase price;
  -  in a combination of such stock and cash; or
  - by using a broker-assisted stock option financing program (if such program is available at the time of the option's exercise). Under such a program, a brokerage firm makes a loan to the optionee for the payment of the option exercise price and all applicable withholding taxes. The optionee may repay the loan by selling the purchased shares immediately through the brokerage firm, or the loan may remain outstanding until the shares are later sold or the loan is otherwise repaid by the optionee.

  If the Committee approves, an optionee may pay applicable withholding taxes in shares of Reynolds common stock (including shares received from exercise of the option).

  No stock options may be granted under the 1999 Plan after December 31, 2003. The 1999 Plan also prohibits the repricing of stock options. See "Limitation on Repricing; Adjustments" below.

  Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights concurrently with a stock option grant or later. When exercised, such rights entitle the recipient to receive a payment representing the appreciation in market value of a specified number of shares from the date of grant until the date of exercise. The payment may be in cash, shares of common stock or a combination of both, as determined by the Committee. A stock appreciation right may be exercised only to the extent that the underlying option is exercisable, but no earlier than six months from the date of grant of the right. The exercise of a stock appreciation right extinguishes the underlying stock option, and similarly, the exercise of an option extinguishes the related stock appreciation right.

  Under the 1999 Plan, 100% of the shares subject to stock options may have stock appreciation rights attached. Absent any changes in the current regulatory environment, Reynolds does not anticipate that stock options granted under the 1999 Plan will have stock appreciation rights attached.

  The 1999 Plan also prohibits the repricing of stock appreciation rights. See "Limitation on Repricing;
  Adjustments" below.

EXERCISE PERIOD. Stock options and stock appreciation rights are exercisable no earlier than one year or later than ten years from the date the option is granted. They expire earlier if the optionee's employment terminates for any reason other than death, retirement, disability or other reason approved by the Compensation Committee. Subject to these limitations, the Committee has discretion to determine the period(s) within which options and rights may be exercised.

In consideration of the granting of stock options and stock appreciation rights, the optionee must remain in the employment of the Company or one of its subsidiaries, at the pleasure of the Company or such subsidiary, for at least one year after the date of grant (unless the Committee otherwise approves). Grants are made without the payment of a purchase price by an optionee.

TRANSFERABILITY. The Compensation Committee has discretion to permit optionees to transfer stock options and stock appreciation rights. In addition, stock options and stock appreciation rights may be transferred or assigned by will or the laws of descent and distribution on the optionee's death.

CHANGE IN CONTROL. If there is a change in control of the Company, all options and stock appreciation rights already granted under the 1999 Plan will become immediately exercisable. In the case of optionees who are directors or executive officers, however, the date as of which options and rights first become exercisable may not be accelerated to occur earlier than six months from the date of grant if acceleration would cause the grant to be ineligible for an exemption from short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934. Under the 1999 Plan, there is a "change in control" when any of the following events occurs: (1) a person or group acquires 15% or more of Reynolds common stock; (2) election within a two-year period of a new majority of the Board of Directors without concurrence of the former directors; (3) a consolidation or merger of Reynolds where Reynolds' stockholders do not retain voting control of the surviving entity; (4) stockholder approval of either a liquidation of Reynolds or the sale or disposition of all or substantially all of its assets; or (5) any other event that must be reported in response to Item 6(e) of SEC Schedule 14A.

NUMBER OF SHARES. Up to 2,250,000 shares of common stock may be sold or delivered under the 1999 Plan. This number may be adjusted to reflect changes in Reynolds' capital structure, as described below. See "Limitation on Repricing; Adjustments" below. The shares to be used under the 1999 Plan will be treasury shares. Shares not purchased or issued under any stock option or stock appreciation right granted under the 1999 Plan and which are no longer available for purchase because of the expiration, termination or voluntary surrender of the option continue to be available for the purposes of the 1999 Plan. The 1999 Plan imposes an aggregate limit on the maximum number of shares that may be granted to an individual of 750,000. This limit applies regardless of whether the options lapse or are terminated or surrendered.

LIMITATION ON REPRICING; ADJUSTMENTS. The 1999 Plan prohibits the repricing of stock options and stock appreciation rights. The Compensation Committee may make proportionate and appropriate adjustments under the 1999 Plan, however, to reflect changes in Reynolds' capital structure, such as (a) a stock dividend on the common stock; (b) a stock split; (c) a stock distribution or other recapitalization with respect to the common stock, resulting in a split-up or combination or exchange of shares; or (d) any special distribution to the holders of the common stock.

AMENDMENT OR TERMINATION. The Board of Directors may amend, modify, suspend or terminate the 1999 Plan at any time, except that stockholder approval is required of any action that would (a) increase the total number of shares that may be issued under the 1999 Plan or permit repricing (other than as provided above under "Limitation on Repricing; Adjustments") or (b) permit options to be granted for less than fair market value.

FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to grants under the 1999 Plan. This summary is not intended to be complete and, among other things, does not describe state, local or foreign tax consequences.

No tax is imposed on the optionee, and no deduction is available to the Company, upon the grant of a stock option. When an optionee exercises a stock option, the Company will be entitled to an income tax deduction equal to the amount required to be reported by the optionee as income at the time such amount is included in the optionee's income.

Optionees will, upon the exercise of a stock option paid for in cash, recognize income for federal income tax purposes in an amount equal to the excess of the fair market value on the exercise date of the stock received over the price paid for it. The tax basis of the shares received by the optionee will be their fair market value on the exercise date.

If an option is exercised by delivering common stock to the Company, the number of shares equal to the number delivered will be received by the optionee without liability for federal income tax and will retain the tax basis of the shares so delivered. The fair market value on the exercise date of the additional shares received by the optionee will be taxable. The optionee's tax basis in these additional shares will be their fair market value on the date of exercise.

Section 162(m) of the Internal Revenue Code limits the deductibility by the Company of certain compensation in excess of $1 million paid to the Company's chief executive officer and the other four most highly compensated executive officers. The 1999 Plan has been designed to qualify any grant made by the Compensation Committee under the 1999 Plan for the "performance-based compensation" exemption of Section 162(m) of the Internal Revenue Code. As a result, the Company will receive a tax deduction when stock options and stock appreciation rights are exercised under the 1999 Plan.

NEW PLAN BENEFITS. The Compensation Committee has made no determinations with respect to grants of stock options or stock appreciation rights under the 1999 Plan. Since grants under the 1999 Plan are entirely within the Committee's discretion, it is not possible to determine the number of stock options, or rights, if any, that would have been granted for 1998 if the 1999 Plan had been in effect. For information concerning stock option grants under the 1996 Plan in 1998, see "Executive Compensation -- Stock Option Grants in 1998" below.

RECENT SHARE PRICE. On March 22, 1999, the last reported sale price of Reynolds common stock on the New York Stock Exchange
Composite Transactions Tape was $46.50 per share.

The Board of Directors recommends a vote FOR the approval of the 1999 Plan under Item 2. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.

_____________________________________________________________________

ITEM 3.  APPROVAL OF AMENDED PERFORMANCE INCENTIVE PLAN
_____________________________________________________________________

The Company has a Performance Incentive Plan that provides competitive variable compensation opportunities to executive officers and other key employees based on achievement of annual business goals. In 1996, stockholders approved an amendment to the Plan to qualify variable compensation payable under the Plan to top executives for the "performance-based compensation" exemption of Section 162(m) of the Internal Revenue Code, so that the Company would receive a tax deduction for amounts paid to them under the Plan.

The Board of Directors has authorized amendment of the Plan effective as of January 1, 1999, subject to stockholder approval. The amendment would add as one of the objective performance goals that may form the basis for a top executive to receive a variable compensation award, if such goal is reached, a measure of "economic value added" or EVA(R)<F1> of the Company. Stockholder approval of the Plan as amended will allow payments made under the amended Plan to continue to be fully tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code for the next five years.

The following is a summary of the principal features of the Plan as currently in effect and as proposed to be amended. This summary may not contain all of the information that you consider important. If you would like a copy of the full text of the Plan as proposed to be amended, you may obtain it by writing to Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003, Attention: Secretary.

Current Provisions

PURPOSE.  The purpose of the Plan is to promote the financial success of the Company by:
- providing variable compensation opportunities that are
  competitive with those of other comparable companies;

[FN]
___________________
<F1>  EVA(R) is a registered trademark of Stern Stewart & Co.

- supporting the Company's goal-setting and strategic planning process; and
- motivating key executives to achieve annual business goals by allowing them to share in the rewards of the business.

ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors. Each member is both a "non-employee director" as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). None of the Committee members is eligible to participate in the Plan. The Committee also administers the Plan in a manner consistent with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code.

ELIGIBILITY FOR PARTICIPATION. Officers and other key employees of the Company and its subsidiaries who are recommended by the Company's chief executive officer and approved by the Committee are eligible to participate in the Plan. A total of 266 persons (including all current executive officers) were eligible to participate in the Plan in 1998.

In special cases of meritorious performance, after consultation with management, the Committee may make awards to individuals (other than top executives) not previously designated as eligible for participation during the year. In addition, if a participant has died during the year, an award may be made to the participant's spouse or legal representative if the Committee so determines.

AWARDS. Under the Plan, annual variable compensation is paid only if performance meets or exceeds preestablished goals, with relatively higher payments for superior performance. The higher the executive grade level, the greater the proportion of compensation contingent on accomplishment of business goals. The Committee establishes threshold, target and maximum award levels to reward performance based on corporate, business unit and/or individual goals. For a discussion of the factors considered by the Committee in setting award levels for 1998, see "Report of Compensation Committee on Executive Compensation -- Variable Compensation" below.

A total of 336 persons received awards under the Plan for 1998.
Awards granted for 1998 are included in the Summary Compensation
Table as bonuses.

FORM OF PAYMENT. All awards under the Plan are paid in cash, except that if a participant who is subject to Reynolds' stock ownership guidelines for officers does not meet the applicable minimum stock ownership level as of year-end, the next award to the participant under the Plan will be paid part in cash and part in stock (up to one-half the value of the award but not to exceed the participant's annual rate of base salary in effect at the time of the award). The mandatory share award provision does not apply to the extent the participant has already elected under the Company's New Management Incentive Deferral Plan to defer a portion of the award under the Plan and to have such deferred award credited with additional income based on equivalent shares of common stock of the Company.

PERFORMANCE GOALS. For the Company's chief executive officer and other participants who are reasonably likely to be subject to the
Section 162(m) deductibility limitations ("top executives"), payments are made under the Plan only upon the achievement of objective performance goals established in writing at the beginning of the year.

The Committee may reduce (or not pay) awards, but may not increase them. Currently, performance goals may be based on net earnings, stock price, profit before taxes, return on equity, return on capital, return on assets, total return to shareholders, earnings per share or debt rating. Performance goals may vary among the top executives and from year to year.

In establishing performance goals, the Committee establishes both the minimum performance goal that must be reached for the top executive to receive any award for the calendar year and the maximum performance goal that must be reached for the top executive to receive the maximum award for the calendar year. Between the minimum and the maximum goals, the Committee may establish a range of intermediate performance goals with a corresponding range of awards between the minimum and maximum award opportunity. In no event may a top executive's maximum award under the Plan during any one calendar year exceed $2,500,000.

AMENDMENT OR TERMINATION. The Board of Directors may amend, suspend or terminate the Plan at any time.

Plan as Proposed to be Amended

The Plan as proposed to be amended will continue in effect as described above with the following change relating to EVA(R).

PERFORMANCE GOALS. Under the Plan as proposed to be amended, EVA(R) will be added as one of the objective performance goals that may form the basis for a top executive to receive a variable compensation award. Reynolds has already begun to use EVA(R) at the business unit level as a tool for measuring performance and believes it appropriate to include EVA(R) as an objective performance goal for top executives. The Plan as proposed to be amended defines EVA(R) as (1) net operating profit (or loss) after taxes minus (2) a capital charge. As with all other objective performance goals established under the Plan, the specific EVA(R) goal or target will be determined on a basis specified by the Compensation Committee.

NEW PLAN BENEFITS. No determination has been made as to the amount of any awards that may be made in the future under the Plan as proposed to be amended. It is also not possible to determine amounts which would have been paid for the last completed fiscal year if the Plan as proposed to be amended had been in effect, given that (a) the performance goals for a year are established in advance based upon anticipated Company performance for the year and (b) the Committee has discretion to reduce or not pay awards. Amounts actually paid under the Plan for 1998 to the chief executive officer and the other four most highly compensated executive officers are included in the bonus column of the Summary Compensation Table below.

The Board of Directors recommends a vote FOR the approval of the Performance Incentive Plan as amended under Item 3. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.

ITEM 4.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
_____________________________________________________________________

Upon the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for 1999. The Board is submitting this matter to stockholders for ratification.

Ernst & Young LLP served as Reynolds' independent auditors in 1998 and in prior years. If stockholders do not ratify the selection of Ernst & Young LLP, the Board will consider other independent auditors. Representatives of Ernst & Young LLP will attend the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR Item 4. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.

_____________________________________________________________________

ITEM 5.  STOCKHOLDER PROPOSAL RELATING TO THE CERES PRINCIPLES
_____________________________________________________________________

The General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201-4118, owning 77,804 shares of common stock, has notified Reynolds that it intends to present the following proposal at the annual meeting. The proposal, as submitted, reads as follows:

            "ENDORSEMENT OF THE CERES PRINCIPLES
           FOR PUBLIC ENVIRONMENTAL ACCOUNTABILITY

WHEREAS:

All leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other stakeholders.

The integrity, utility, and comparability of environmental disclosure depends on the creation of environmental reports that employ a common format, use credible metrics, and follow a set of a generally accepted environmental disclosure standards.

The Coalition for Environmentally Responsible Economies (CERES), a ten year old partnership among some of the largest investors, environmental groups, and corporations in the country, has established what we believe is the most thorough and well-respected environmental disclosure form in the United States.

CERES has also gathered leading international organizations, including the United Nations Environment Programme, into a collaborative Global Reporting Initiative to guide and accelerate the worldwide trend toward standardized environmental reporting.

The CERES Principles and the CERES Report have already been adopted by leading firms in highly diverse industries such as Bank America, Baxter International, Bethlehem Steel, Coca-Cola, General Motors, Interface, ITT Industries, Pennsylvania Power and Light,
Polaroid, and Sun Company.

We believe endorsing the CERES Principles commits a company to the prudent oversight of its financial and physical resources through:
1) protection of the biosphere; 2) sustainable use of natural resources; 3) waste reduction; 4) energy conservation; 5) risk reduction; 6) safe products/services; 7) environmental restoration; 8) informing the public; 9) management commitment;
10) audits and reports. (The full text of the CERES Principles and accompanying CERES Report form are obtainable from CERES, 11 Arlington Street, Boston Massachusetts 02116, (617) 247-0700 or at www.ceres.org).

RESOLVED: Shareholders request that the company endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance.

                       SUPPORTING STATEMENT

Recent studies show that the integration of environmental commitment into business operations provide competitive advantage and improve long-term financial performance for companies. In addition, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance provide us with indicators of the foresight of its management.

Given investors' needs for credible information about a firm's environmental performance, and given the large number of companies that have already endorsed the CERES Principles and adopted its report format, endorsement of the CERES Principles is a reasonable, widely accepted step for any company wishing to demonstrate its seriousness about superior environmental performance.

The goal of the CERES Principles is continuous improvement in corporate environmental performance, coupled with public accountability. One cannot measure improvement without having data over time. Standardizing that data enables investors to assess environmental progress within and across industries. By endorsing the CERES Principles, a company agrees to a single consistent standard for environmental reporting. An endorsing company works with CERES and other endorsing companies in setting that reporting standard.

Your vote FOR this resolution serves the best interests of our Company and its shareholders."

POSITION OF THE BOARD OF DIRECTORS
_____________________________________________________________________

The Board of Directors recommends a vote AGAINST this proposal.

This proposal was defeated by stockholders at the 1998 annual meeting. The Board of Directors continues to believe that the action requested by the proponents is not in the best interests of Reynolds or its stockholders.

As we noted last year, we have carefully reviewed the CERES Principles and do not believe adoption would help Reynolds better fulfill its continuing commitment to global environmental responsibility. We recognize that good environmental management is essential to good overall management. In this and other things we do, we strive for continuous improvement. At the same time, we are very conscious that our environmental management practices must be value-adding for all of our stockholders (and not just a single group) to the maximum extent possible.

Reynolds already has in place an environmental, health and safety policy that includes a commitment to specific environmental, health and safety principles, many of which are similar to the CERES Principles. For example, we are committed to preserving health, safety and a sound environment, continuing our efforts to minimize releases to the environment, complying with applicable environmental requirements and providing public information on our operations and their relation to the environment. We also recognize the importance of performance and accountability in environmental matters. Reynolds' Audit Committee, which is composed entirely of non-employee directors, receives a presentation at least once a year from our chief environmental manager on Reynolds' overall environmental compliance activities. We also have an ongoing program of facility compliance assessments.

As an example of our efforts toward continuous improvement, since last year we have prepared an Environmental, Health and Safety Report that is now available to stockholders on our World Wide Web site at http://www.rmc.com. Copies may also be obtained by writing to: Reynolds Metals Company, 6601 West Broad Street, P.
O. Box 27003, Richmond, Virginia  23261-7003, Attention:
Secretary.

We believe our existing programs and initiatives, together with the requirement to comply with extensive local, state, federal and foreign regulations, already provide a strong basis of accountability on environmental matters to the public and Reynolds' stockholders. Implementing the proposal would, in our view, burden Reynolds and its stockholders with additional reporting requirements and costs while not providing any greater environmental protection than already exists. We find the reporting requirements of the CERES Principles, in particular, to be too inflexible. In short, we do not believe that adopting another set of principles, on top of our existing environmental, health and safety policy and principles, would add value to Reynolds' environmental performance.

The Board of Directors therefore recommends a vote AGAINST Item 5. Shares represented by proxies will be voted against this item unless instructions to the contrary are given on the proxy.

ITEM 6.  STOCKHOLDER PROPOSAL RELATING TO GLOBAL WARMING
_____________________________________________________________________

The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793, owning 9,800 shares of common stock, and Brent Blackwelder, President, Friends of the Earth Action, 1025 Vermont Avenue, NW #300, Washington, D.C. 20005-6303, owning 100 shares of common stock, have notified Reynolds that they intend to present the following proposal at the annual meeting. The proposal, as submitted, reads as follows:

                 "GLOBAL WARMING (Reynolds Metals)

WHEREAS: The overwhelming majority of independent, peer-reviewed atmospheric scientists agree that global warming, or climate change, is not hypothetical but a real, existing problem posing serious challenges for modern civilization;

The Intergovernmental Panel on Climate Change (IPCC), composed of scientists nominated and reviewed by governments, warns that global warming caused by burning fossil fuels and emitting greenhouse gases is already under way. The IPCC anticipates that climate change will result in:
- global warming over the next century exceeding that over the whole last 100 centuries;
- increased spread of infectious diseases, like malaria spreading northward into the United States, and more frequent and deadly heat waves;
- sea-level rises, putting 92 million people at risk in low-lying coastal areas, and stronger storm surges, exacerbating the damage from hurricanes and tropical storms;
- and a more vigorous hydrological cycle, likely causing stronger precipitation, increased flooding in some areas, greater drought in others, and greater intensity and force of storms.

RESOLVED: that the shareholders of Reynolds Metals request that the Board of Directors make a report (at reasonable costs and omitting proprietary information), available to shareholders by August 1999, on the greenhouse gas emissions from our company's own operations, including (with dollar amounts where relevant) (i) what our company is doing in research and/or action to reduce those emissions and ameliorate the problem, (ii) the financial exposure of our company and its shareholders due to the likely costs of reducing those emissions and potential liability for damages associated with climate change, and (iii) actions by our company, or by the industry associations to which it pays dues, promoting the view that the issue of climate change is exaggerated or not real.

                       SUPPORTING STATEMENT

British Petroleum has taken leadership among oil companies in recognizing the problem of climate change, saying, The time to consider the policy dimensions of climate change is ... when the possibility cannot be discounted ... We in BP have reached that point. John Browne, Group Chief Executive, British Petroleum (Stanford, 5/19/97). If a major international oil company is now taking steps to address and reduce climate change, do we want to be left behind?

We believe that Reynolds Metals is exposing its shareholders to financial risk by continuing to emit greenhouse gases as the problem of climate change becomes more severe, more widely understood, and more likely to lead to legislation that will penalize greenhouse gas emitters. To express your concern about climate change, vote YES."

POSITION OF THE BOARD OF DIRECTORS
_____________________________________________________________________

The Board of Directors recommends a vote AGAINST this proposal.

We believe that Reynolds' existing activities and initiatives relating to global climate change address the concerns raised in the proposal.

As part of its commitment to global environmental responsibility, Reynolds is committed to improving energy efficiency and is voluntarily taking cost-effective action to reduce emissions of greenhouse gases from its operations. As described below, Reynolds participates in and supports government/industry programs dedicated to encouraging private and public sector organizations to take voluntary measures to limit or reduce their greenhouse gas emissions. As a participant in these programs, Reynolds has prepared and submitted action plans and progress reports describing its operational improvements, investments in technology and equipment and other activities aimed at reducing greenhouse gas emissions.

Reynolds' specific initiatives relating to global climate change include the following:

- Voluntary Government/Industry Partnerships. Reynolds is participating in voluntary energy efficiency/greenhouse gas reduction programs in the United States, Canada, Australia and Europe. A key example is Reynolds' participation since 1995 in the U.S. Environmental Protection Agency's Voluntary Aluminum Industrial Partnership (VAIP). The goal of the VAIP program is to reduce U.S. perfluorocarbon (PFC) emissions from aluminum smelting by 30 to 60 percent from 1990 levels by the year 2000.

- Research and Development Programs. Reynolds is supporting several research and development projects to better understand the formation of, and potential ways to reduce, greenhouse gas emissions from its operations. Reynolds supports industry-wide projects through its membership in (1) The Aluminum Association, Inc., which is working in partnership on some projects with the U.S. Environmental Protection Agency, the Massachusetts Institute of Technology and the U.S. Department of Energy, and (2) the International Primary Aluminum Institute.

  Some of the industry-wide projects currently underway include studies focusing on (1) collecting and measuring PFC emissions from the U.S. primary aluminum industry; (2) atmospheric modeling of PFC gases; (3) development of inert/carbonless anode technology; and (4) understanding the electrode kinetics of greenhouse gas evolution.

  Reynolds is also conducting its own research to identify ways to reduce PFC emissions from the aluminum reduction process and to improve energy efficiency.

With respect to Reynolds' "financial exposure" arising from global climate change issues, Reynolds does not believe that any reasonable estimate may be made at this point, given the numerous uncertainties and variables involved.

The Board believes that Reynolds' current approach in addressing the challenge of global climate change issues is prudent and effective. In the Board's view, adding another special report, on top of Reynolds' existing reports and other activities related to global climate change, is unnecessary and would duplicate effort and expense.

The Board of Directors therefore recommends a vote AGAINST Item 6. Shares represented by proxies will be voted against this item unless instructions to the contrary are given on the proxy.

_____________________________________________________________________

Other Matters

We have been advised that a stockholder wishes to present a proposal at the annual meeting asking that the Board of Directors "retain an investment banking firm to explore strategic alternatives for maximizing shareholder value." This proposal was not included in the proxy statement because it was not received within the time limits prescribed by SEC rules. If this proposal is presented, the holders of the proxies will use their discretionary authority to vote against it.

We believe this proposal serves no purpose. We have already retained investment bankers to assist in considering alternatives during our portfolio review process and their analyses have been presented to the Board. We are continuing to consult with them during our strategic planning process this year.

The Board of Directors does not know of any other matters to be presented at the annual meeting. If any matter is properly presented for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxies.

STOCK OWNERSHIP INFORMATION
_____________________________________________________________________

Holders of More Than 5%

The following table shows stockholders who were known to
Reynolds, as of March 22, 1999, to own beneficially more
than 5% of Reynolds common stock.  "Beneficial ownership" is defined under SEC rules to include any shares with respect
to which a person, directly or indirectly, has or shares
voting and/or investment power, whether or not such shares
are held for the person's benefit.
___________________________________________________________________________

                                                     Amount and
                                                     Nature of
                                                     Beneficial
                                                     Ownership
Name and Address of                    Title of      (Number of     Percent
Beneficial Owner                        Class          Shares)      of Class
-------------------                    --------      ----------     --------
Wellington Management Company, LLP   Common Stock    6,506,660<F1>   10.1%
75 State Street
Boston, Massachusetts  02109

Vanguard/Windsor Funds Inc.          Common Stock    4,704,048<F2>    7.3%
P. O. Box 2600
Valley Forge, Pennsylvania  19482

Highfields Capital Management LP     Common Stock    3,550,700<F3>    5.5%
Highfields GP LLC
Jonathon S. Jacobson
Richard L. Grubman
200 Clarendon Street, 51st Floor
Boston, Massachusetts  02117

Citigroup Inc.                       Common Stock    3,235,826<F4>    5.0%
153 East 53rd Street
New York, New York  10043

___________________________________________________________________________

<F1> As reported in an Amendment No. 7 dated December 31, 1998 to a
     Schedule 13G dated February 10, 1993. The stockholder, an investment advisor and parent holding company, reported that the shares are held of record by its clients, including Vanguard Windsor Fund, and that it had (a) shared voting power with respect to 350 shares, (b) shared dispositive power with respect to all of the shares, and (c) sole voting and dispositive power with respect to none of the shares.

<F2> As reported in an Amendment No. 6 dated February 10, 1999 to a
     Schedule 13G dated February 10, 1993. The stockholder, an investment company, reported that it had (a) sole voting and shared dispositive power with respect to all of the shares and
     (b) shared voting and sole dispositive power with respect to none of the shares.

<F3> As reported in a joint filing of a Schedule 13D dated March
     17, 1999. According to the filing, (1) Highfields Capital Management LP is principally engaged in the business of providing investment management services to the following investment funds: (a) Highfields Capital I LP; (b) Highfields Capital II LP; and (c) Highfields Capital Ltd. (the "Funds");
     (2) Highfields GP's principal business is serving as general partner of Highfields Capital Management LP; and (3) Mr. Jacobson and Mr. Grubman are each a managing member of Highfields GP and a managing director of Highfields Capital Management LP and in such capacity each acts as a portfolio manager of the Funds. The filing stated that each of the reporting persons had (a) sole voting and dispositive power with respect to all of the shares and (b) shared voting and dispositive power with respect to none of the shares.

<F4> As reported in a Schedule 13G dated February 9, 1999.  The stockholder, a parent holding company, reported that the shares are held by subsidiaries, and that it had (a) sole voting and dispositive power with respect to none of the shares and (b) shared voting and dispositive power with respect to all of the shares.

Director and Executive Officer Stock Ownership

The following table shows the beneficial ownership of Reynolds common stock as of March 22, 1999 by directors (including all nominees for director) and the five executive officers named in the Summary Compensation Table shown on page 33 below.


                                        Amount and Nature of Beneficial Ownership
                                                   (Number of Shares)
                                       -------------------------------------------
                                         Sole       Shared
                                        Voting      Voting                         Additional
                                        and/or      and/or              Percent      Common
                                       Investment Investment              of         Stock
                       Title of Class   Power<F1>  Power<F2>  Total<F3> Class<F4>  Equivalents<F5>
                       --------------  ---------- ----------  --------- ---------  ---------------
Directors/Nominees:
 Patricia C. Barron     Common Stock      1,534       ---       1,534                1,109
 John R. Hall           Common Stock      4,200       ---       4,200                8,906
 Robert L. Hintz        Common Stock      1,500       ---       1,500                4,002
 William H. Joyce       Common Stock      3,493       ---       3,493                5,260
 Mylle Bell Mangum      Common Stock      1,568       ---       1,568                  955
 D. Larry Moore         Common Stock      1,587       ---       1,587                1,735
*Randolph N. Reynolds   Common Stock    254,397    51,410     305,807     0.5%         953
 James M. Ringler       Common Stock      1,099       ---       1,099                5,195
 Sam Scott              Common Stock      2,000       ---       2,000                  684
*Jeremiah J. Sheehan    Common Stock    288,507<F6> 1,208     289,715     0.4%      19,739
 Joe B. Wyatt           Common Stock      1,500       ---       1,500                2,310
Named Executive Officers:
 Thomas P. Christino    Common Stock     54,971     5,036      60,007     0.1%       3,325
 William E. Leahey, Jr. Common Stock     55,200       967      56,167     0.1%       6,258
 Paul Ratki             Common Stock     59,448     2,569      62,017     0.1%       3,434
All Directors and
 Executive Officers
  as a group
  (29 persons):         Common Stock  1,483,843   533,252   2,017,095     3.1%      72,140
_____________________________________________________________________________________________
* also a Named Executive Officer

<F1> Reported in this column are shares held of record individually or held in the name of a bank, broker or nominee for the person's account and other shares with respect to which directors, nominees and executive officers (or their spouses, minor children or other relatives who share their home) have sole voting and/or investment power, including shares held as sole trustee or custodian for the benefit of others. Also included in this column are the following shares of Reynolds common stock which may be acquired within 60 days after March 22, 1999 under the Company's 1987, 1992 and 1996 Nonqualified Stock Option Plans: J. J. Sheehan, 280,500 shares; R. N. Reynolds, 192,000 shares; T. P. Christino, 54,600 shares; W.
     E. Leahey, Jr., 55,200 shares; P. Ratki, 57,750 shares; and all current directors and executive officers as a group, 1,357,200 shares.

<F2> Reported in this column are shares with respect to which directors, nominees and executive officers (or their spouses or minor children) share voting and/or investment power, including shares held jointly with others or as co-trustee for the benefit of others and shares credited as of March 22, 1999 to the accounts of participants under the Company's Savings and Investment Plan for Salaried Employees.

<F3> Each director, nominee and executive officer disclaims
     beneficial ownership of all securities which are not held for his or her benefit. Each of J. R. Hall, R. N. Reynolds and J.
     J. Sheehan also disclaims beneficial ownership of the following shares of common stock held by his wife: Mrs. J. R. Hall, 200 shares; Mrs. R. N. Reynolds, 1,984 shares; and Mrs.
     J. J. Sheehan, 8,007 shares. An executive officer not named in the table disclaims beneficial ownership of 164 shares of common stock held by his wife. All disclaimed shares are included in the table.

<F4> Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.1% of the outstanding shares. Shares of common stock that can be acquired within 60 days after March 22, 1999 through the exercise of stock options by a director or executive officer named in the table are deemed outstanding for the purpose of computing the percentage of outstanding common stock owned by such director or executive officer, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other director or executive officer.

<F5> Reported in this column are equivalent shares of common stock credited as of March 22, 1999 to the accounts of (a) non-employee directors/nominees under a deferred compensation plan and a stock plan; and (b) executive officers under variable compensation and salary deferral plans and an excess benefit plan.

<F6> Excluded from this column are 150,000 shares of common stock covered by a performance-based stock option granted to J. J. Sheehan in 1996. The option becomes exercisable only if the closing price of the common stock equals or exceeds $80.25 per share for 30 consecutive calendar days on or before September 30, 1999. If this condition is satisfied, the option may be exercised any time before March 31, 2000.

_____________________________________________________________________
Stock Ownership Guidelines

Reynolds has established stock ownership guidelines that apply to its non-employee directors and executive officers.

Directors

Each non-employee director is expected to own at least 1,500 shares of Reynolds common stock (or its equivalent, including phantom stock granted under director compensation plans). No specific period of time is established within which the minimum level must be reached. The Committee on Directors takes into consideration the failure of any non-employee director to make reasonable progress toward meeting the minimum level in weighing such director's renomination to the Board. All non-employee directors currently exceed the minimum ownership level.

Executive Officers

The stock ownership guidelines applicable to executive officers are described on page 31.  See "Report of Compensation Committee on Executive Compensation -- Stock Ownership Guidelines" below.
_____________________________________________________________________

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Reynolds' directors and executive officers to file reports of Reynolds share ownership and changes in ownership. To the best of the Company's knowledge, all reports required to be filed by Reynolds' directors and executive officers were filed on a timely basis in 1998.

W. E. Leahey, Jr. reported a June 30, 1997 sale of 100 shares of common stock by an independently managed investment fund maintained for his benefit on a Form 5 for 1998. The sale should have been reported on a Form 4 for June 1997 and a Form 5 for 1997.

EXECUTIVE COMPENSATION
_____________________________________________________________________

Report of Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has general oversight responsibilities for compensation paid to executive officers.

Objectives

Reynolds' executive compensation program aims to:

- build and retain a management team with exceptional abilities; and
- focus management's attention, energy and skill on achieving short-term business goals, securing long-term profitable growth and building stockholder value.


Elements of Compensation

The key elements of Reynolds' compensation program are:

- base salary;
- variable compensation in the form of annual awards; and
- long-term compensation consisting of stock option awards and performance share units.

Benchmarking

The Committee meets regularly with management and with an independent compensation consultant to review the executive compensation program. In its review, the Committee compares the total compensation of executive officers to that of a comparison group of companies. The comparison group currently consists of 25 comparably sized, capital intensive companies about which Reynolds' independent consultant has comprehensive compensation data. The group includes three of the companies in the aluminum, metals and containers industry peer group and eleven of the companies in the S&P Basic Materials Index, against which Reynolds' stockholder return is measured in the Performance Graph on page 32. Differences in size within the comparison group are adjusted by regression analysis based on sales levels.

The Committee believes the comparison group is a representative sample of the types of companies that are Reynolds' most direct competitors for executive talent. Reynolds targets individual components of executive compensation against the comparison group but has no specific target for total compensation.

Tax Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits Reynolds' ability to deduct certain compensation in excess of $1 million paid to the chief executive officer and the other four most highly compensated executive officers. Reynolds' Performance Incentive Plan, 1996 Nonqualified Stock Option Plan and Long-Term Performance Share Plan are designed so that amounts paid to executive officers as a result of:

- variable compensation awards under the Performance Incentive
  Plan
- stock option grants and
- performance share unit awards

either qualify as "performance-based compensation" or are subject, if necessary, to mandatory deferrals. As a result, all such payments are deductible under Section 162(m). All compensation paid to executive officers for 1998 was fully deductible, and the Committee anticipates that substantially all future compensation paid to executive officers should also be deductible.

Base Salaries


Reynolds aims to pay base salaries that are competitive with the comparison group. Each year, management recommends to the Committee the salaries of all executive officers other than the chief executive officer. The Committee makes its own assessment of the chief executive officer's salary.

In making its recommendations to the Board, the Committee considers:

- the executive officer's job responsibilities, performance and experience;
- the business outlook for Reynolds;
- the general state of the economy; and
- pay practices of the comparison group, including salary data provided by Reynolds' independent compensation consultant.

For 1998, salaries paid to executive officers as a group were approximately 4% above the size-adjusted median for the comparison group.

Variable Compensation

Under Reynolds' Performance Incentive Plan, annual variable compensation is paid only if performance meets or exceeds preestablished goals, with relatively higher payments for superior performance. The higher the executive grade level, the greater the proportion of compensation contingent on accomplishment of business goals. Except as noted below under "Stock Ownership Guidelines", all awards are payable in cash.

For those participants who are reasonably likely to be subject to the Section 162(m) deductibility limitations, payments are made under the plan only upon the achievement of objective performance goals established at the beginning of the year. The Committee may reduce (or not pay) awards, but may not increase them. To allow the Committee some discretion to reward these participants for achievement of less objective but still important goals, Reynolds also has a Supplemental Incentive Plan. Under the supplemental plan, Reynolds establishes annual performance goals different from and independent of the objective performance goals under the Performance Incentive Plan. Reynolds establishes a performance threshold that must be reached before any award may be paid under the supplemental plan and sets maximum levels which limit the amount of the awards. Payments under the supplemental plan do not qualify as "performance-based compensation" under Section 162(m).

For 1998, Reynolds established threshold, target and maximum award levels to reward performance based on separate corporate and business unit goals. The key measures on a corporate basis were based on return on capital, both relative to aluminum industry competitors and on an absolute basis. Business unit goals focused on return on EVA(R) investment, conversion cost improvements, inventory reductions, safety improvements and other goals critical to the particular business.

Reynolds exceeded the threshold for return on capital relative to other aluminum industry participants, but fell below its absolute target for return on capital, so only a partial payout was made on these measures. Accomplishment of business unit goals varied, with payouts ranging from 0% to 234% of target. Particularly strong performance was achieved by Reynolds' Base Materials global business unit and its Packaging and Consumer global business unit. Other corporate measures on which performance met or exceeded goals included improvement in return on EVA(R) investment, reductions in inventory dollar days of supply, conversion cost improvements, reduction in days away from work resulting from injuries and substantial completion of Year 2000 readiness goals. In the aggregate, corporate and business unit variable compensation payments averaged 105% of target levels.

Long-Term Compensation

Stock Options. Each year, the Committee grants to executive officers and other key employees options to purchase common stock. All options are exercisable no earlier than one year or later than ten years from the date of grant at an exercise price equal to the fair market value of the underlying common stock on the grant date. The options provide a long-term incentive to build Reynolds' businesses and align management's objectives with stockholders' interests by rewarding management only when stockholder value is created. Except for required adjustments to reflect changes in Reynolds' capital structure, such as stock splits, Reynolds has never adjusted the price nor amended the financial terms of outstanding options. As a result, executive officers cannot benefit from stock price appreciation unless stockholders also benefit.

The size of the option award granted to each executive officer is generally based on a stock option grant schedule approved by the Committee. The schedule allocates shares authorized for stock options to eligible employees based on (1) salary grade level and
(2) long-term incentive compensation data provided by Reynolds' independent compensation consultant.

The schedule is used as a guide for what a typical award might be for each eligible employee, including each executive officer. Actual awards may vary based on an individual's experience, achievements and anticipated future contributions to Reynolds. (The number of options and shares currently held by an optionee is not a factor in determining individual grants.) In approving the schedule and the size of the awards for 1998, the Committee's decisions were based on its own judgment exercised within the framework described above, rather than on any particular corporate performance measure.

Performance Share Units. For a number of years, Reynolds has lagged substantially behind other companies in the comparison group with respect to long-term compensation. To bridge this gap, in 1998 Reynolds adopted a new Long-Term Performance Share Plan. Under this plan, as currently administered, executive officers are granted performance share units for a designated cycle (generally four years, although an initial two-year cycle was also established for 1998-99). The units may be earned (or not) based on Reynolds' total shareholder return (i.e., stock price appreciation plus dividends reinvested quarterly) relative to the S&P Basic Materials Index. A threshold payment will be made if Reynolds matches the 40th percentile of the group, while target is payable at the 60th percentile and a maximum award of 150% is payable at the 80th percentile. Award levels were determined with the assistance of Reynolds' independent consultant and were intended to make long-term compensation opportunities for Reynolds more competitive with those in the comparison group. Even with the addition of the new plan, long-term compensation for Reynolds' executive officers in 1998 remained approximately 5% less than that for the comparison group.

Chief Executive Officer Compensation

Mr. Sheehan's compensation is established in accordance with the executive compensation philosophy and policies described above.

The Board of Directors meets after the close of each year in executive session to review the performance of Reynolds generally, senior management as a group and Mr. Sheehan individually. The
Chairman of the Committee acts as "lead director" for this executive session.

Mr. Sheehan's salary level is generally the result of:

- individual performance and time in his current position;
- the salary grade level assigned to his position, which takes into account knowledge and level of responsibility;
- salary data provided by Reynolds' independent compensation consultant; and
- salary budget guidelines for the year, which take into account the business outlook for Reynolds.

The chief executive officer's salary is designed to be at the size-adjusted median for the comparison group, consistent with Reynolds' executive compensation philosophy. Effective November
1, 1998, Mr. Sheehan received a salary increase from $800,000 to $900,000. This increase was consistent with the Committee's objective of bringing his salary to a competitive position within three years of his becoming chief executive officer.

The Committee authorized a variable compensation payment of $512,934 to Mr. Sheehan for 1998, which was determined on the same basis as for other executive officers. In particular, the Committee noted Reynolds' gains through its restructuring program and substantial accomplishment of corporate goals in a difficult operating environment, which were offset somewhat by below target return on capital and disappointing performance of the Transportation global business unit.

Stock option and performance share unit grants to Mr. Sheehan were consistent with the scheduled amount for his salary grade level as chief executive officer and were designed to be competitive with long-term compensation for the comparison group.

Stock Ownership Guidelines

Reynolds has established stock ownership guidelines that apply to all executive officers. Under these guidelines, the following individuals are generally expected to own at least the indicated amount of common stock (or its equivalent, including equivalent shares of common stock under variable compensation and salary deferral plans):

- Chief Executive Officer........................... 3 times salary
- Any Vice Chairman or Executive Vice President..... 2 times salary
- Other officers or senior managers subject to the
  guidelines........................................ 1 times salary

No specific period of time is established within which the minimum level must be reached, although each individual subject to the guidelines is expected to meet the applicable minimum stock ownership level as soon as reasonably practicable.

If a participant in the Performance Incentive Plan who is subject to the guidelines does not meet the applicable minimum stock ownership level as of year-end, the next award to the participant will be paid part in cash and part in stock (up to one-half the value of the award but not to exceed the participant's annual rate of base salary in effect at the time of the award).

                    COMPENSATION COMMITTEE
                      John R. Hall, Chairman
                      Mylle B. Mangum
                      D. Larry Moore
                      Sam Scott
                      Joe B. Wyatt

                                              February 19, 1999
                                              Richmond, Virginia

Performance Graph

The following graph compares the five-year cumulative total return on Reynolds common stock with that of:

- the Standard & Poor's 500 Stock Index;
- a peer group consisting of a composite of three S&P published indices: (1) the Aluminum Industry Index, (2) the
  Metals Mining Industry Index and (3) the Containers (Metals and Glass) Industry Index; and
- the published S&P Basic Materials Index, a newly selected peer group.

We plan to replace the composite group with the S&P Basic
Materials Index as our sole peer group in next year's proxy statement. We have included both groups this year in accordance with SEC rules.

The composite group provided a close correlation to our mix of primary aluminum, can and packaging businesses. But with
(1) the sale of our North American can operations in 1998,
(2) Alcoa's acquisition of Alumax in 1998, which reduced the number of companies in the Aluminum Industry Index, and (3) our move toward using the S&P Basic Materials Index as our executive compensation comparison group, we believe the S&P Basic Materials Index provides a more informative comparison going forward.

The graph assumes an initial investment of $100 on December
31, 1993 and reinvestment of all dividends.


_____________________________________________________________________

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         REYNOLDS, S&P 500, AND PEER GROUP COMPARISONS


                      [GRAPH APPEARS HERE]


                      1993    1994   1995    1996   1997    1998

Reynolds              $100    $110   $131    $133   $145    $130
S&P 500                100     101    139     171    229     294
Composite Group        100     115    135     153    146     132
Basic Materials Index  100     107    128     150    167     157


Summary Compensation Table

The following table shows the compensation for the last three years of Reynolds' chief executive officer and the four next highest paid executive officers who were serving at December 31,
1998.
_____________________________________________________________________

                                                   Annual               Long-Term
                                                Compensation           Compensation
                                      -------------------------------  -------------
                                                                          Awards
                                                                       -------------
                                                              Other      Securities       All
                                                              Annual     Underlying      Other
      Name and                          Salary     Bonus   Compensation Options/SARs  Compensation
  Principal Position             Year    ($)      ($)<F1>    ($)<F2>      (#)<F3>       ($)<F4>
--------------------------       ----  --------   --------   -------   -------------  ------------
Jeremiah J. Sheehan,
Chairman of the Board and        1998  $816,667   $512,934   $ 2,154    65,000 shs.      $88,114
Chief Executive Officer,         1997   654,167    866,617     5,506    70,000 shs.       76,597
Reynolds Metals Company          1996   508,750      -0-       2,148   185,000 shs.<F5>   59,709
_________________________________________________________________________________________________

Randolph N. Reynolds,
Vice Chairman and                1998  $450,000   $243,090   $ 1,559    25,000 shs.      $69,532
Executive Officer,               1997   433,333    385,000    18,321    25,000 shs.       61,653
Reynolds Metals Company          1996   412,500      -0-      44,883    25,000 shs.       44,800
_________________________________________________________________________________________________

Thomas P. Christino,
Senior Vice President,           1998  $299,250   $289,099   $  -0-     14,500 shs.      $45,503
Global Packaging and             1997   274,000    219,700      -0-      8,500 shs.       41,893
Consumer Products,               1996   226,500      1,386      -0-      7,500 shs.       33,034
Reynolds Metals Company
_________________________________________________________________________________________________

William E. Leahey, Jr.,
Executive Vice President         1998  $308,750   $260,779   $  -0-     14,500 shs.      $24,677
and Chief Financial Officer,     1997   275,000    231,765      -0-      7,500 shs.       22,481
Reynolds Metals Company          1996   225,833      1,207      -0-      7,500 shs.       17,801
_________________________________________________________________________________________________

Paul Ratki,
Senior Vice President, Global    1998  $262,500   $283,000   $  -0-     14,500 shs.      $32,323
Metals and Carbon Products,      1997   242,500    226,592<F6>  -0-      8,000 shs.       30,610
Reynolds Metals Company          1996   215,000      1,393      -0-      8,000 shs.       25,289
_________________________________________________________________________________________________

<F1> Amounts shown in this column for 1998 are cash awards of variable compensation granted under the Company's Performance Incentive Plan and, in the case of Messrs. Sheehan and Reynolds, Supplemental
     Incentive Plan. The amount shown for W. E. Leahey, Jr. also includes a gainsharing award of $779 and a one-time cash award of $100,000 under the Company's Special Award Program approved in 1997 by the Compensation Committee to reward performance in successfully completing the disposition of a business unit in connection with the Company's portfolio review process.

<F2> Reported in this column for 1998 are amounts reimbursed to the named executive officers for the payment of taxes.

<F3> Option awards in 1998 were granted under the Company's 1996 Nonqualified
     Stock Option Plan. See "Stock Option Grants in 1998" below. None of the options has stock appreciation rights attached.

<F4> Amounts shown in this column for 1998 include the following:

     (a) Company contributions to the Company's Savings and Investment
         Plan for Salaried Employees (the "Savings Plan") in the amount of $4,800 for J. J. Sheehan; $4,800 for R. N. Reynolds; $4,763 for T. P. Christino; $4,749 for W. E. Leahey, Jr.; and $4,753 for P. Ratki.

     (b) Amounts credited as Company contributions under the Company's
         Benefit Restoration Plan for the Savings Plan in the amount of $19,700 for J. J. Sheehan; $8,700 for R. N. Reynolds; $4,214 for T. P. Christino; $4,516 for W. E. Leahey, Jr.; and $3,814 for P. Ratki.

     (c) Amounts paid under the Company's Financial Counseling Assistance Plan for Officers in the amount of $8,405 for J. J. Sheehan; $13,780 for R. N. Reynolds; $275 for T. P. Christino; $759 for
         W. E. Leahey, Jr.; and $210 for P. Ratki.

     (d) The present value costs of the Company's contribution toward 1998 premiums for split-dollar life insurance, above the term coverage level provided generally to salaried employees, in the amount of $55,209 for J. J. Sheehan; $42,252 for R. N. Reynolds; $34,852 for
         T. P. Christino; $14,653 for W. E. Leahey, Jr.; and $23,275 for
         P. Ratki. The Company pays all premiums in excess of what the covered executive pays and retains a collateral interest equal to this amount, which it will recover when the insured executive reaches age 65 (or, if later, after 15 policy years). The covered executive owns the policy and pays premiums equal to the cost of individual term insurance.

     (e) The dollar value of above-market interest earned in 1998 on deferred compensation under the Company's New Management Incentive Deferral Plan in the amount of $627 for T. P. Christino and $271 for P. Ratki.

     (f) In the case of T. P. Christino, a 25-year service anniversary award in the amount of $772 paid to him in 1998.

<F5> The stock options granted to Mr. Sheehan in 1996 included a regular grant covering 35,000 shares and a special performance-based stock option grant covering 150,000 shares awarded upon his election as chief executive officer.

<F6> Includes $15,726 paid in common stock under the Performance Incentive
     Plan.

Stock Option Grants in 1998

The following table shows information about stock options granted by Reynolds in 1998.

                             Individual Grants
                   ---------------------------------------------------
                    Number of      % of
                   Securities  Total Options
                   Underlying    Granted      Exercise or                Grant-Date
                    Options    to Employees   Base Price    Expiration     Present
   Name            Granted<F1>  in 1998<F2>  Per Share<F3>     Date       Value<F4>
   ----            ----------- ------------- -------------  ----------   -----------
J. J. Sheehan.....   65,000       10.3%         $62.125      2/20/2008   $1,139,450
R. N. Reynolds....   25,000        3.9           62.125      2/20/2008      438,250
T. P. Christino...   14,500        2.3           62.125      2/20/2008      254,185
W. E. Leahey, Jr..   14,500        2.3           62.125      2/20/2008      254,185
P. Ratki..........   14,500        2.3           62.125      2/20/2008      254,185
____________________________________________________________________________________

<F1> All options were granted under Reynolds' 1996 Nonqualified
     Stock Option Plan (the "1996 Plan"), which was approved by stockholders at the 1996 annual meeting. Each option entitles the optionee to purchase one share of common stock from Reynolds. The options are exercisable no earlier than one year or later than ten years from the date of grant at an exercise price equal to the fair market value of the underlying common stock on the date of grant. The options granted in 1998 became exercisable on February 20, 1999. None of the options has stock appreciation rights attached.

<F2> In 1998, 318 persons were granted options.  The grants covered an aggregate of 633,000 shares of common stock, which constituted approximately 69% of the shares remaining available for options under the 1996 Plan.

<F3> The optionee may pay the exercise price in cash, in shares of common stock valued at fair market value on the date of exercise, in a combination of such stock or cash, or by using a broker-assisted or cashless exercise stock option financing program. The 1996 Plan contains provisions that are substantially similar in this regard to those contained in the
     proposed 1999 Plan described above.   See "Item 2 - Approval
     of 1999 Nonqualified Stock Option Plan."

<F4> The grant-date present values were determined using the Black-
     Scholes method of option valuation, as permitted by SEC rules. Such values are theoretical and not necessarily indicative of the ultimate value of the options to the executive officers. The following assumptions were used in making the calculations: (1) a risk-free interest rate of 5.5%; (2) a dividend yield of 2.2%; (3) a volatility factor of the expected market price of the common stock of .256; (4) an option term of 6 years; and (5) an option exercise price of $62.125 per share. The assumptions used should not be considered indicators of future dividend policy or stock price appreciation.

     The Black-Scholes formula does not take into account, and the values shown in the table were not adjusted for, two important aspects of options awarded under the 1996 Plan. First, the formula assumes that a liquid market exists for the options; however, options awarded under the 1996 Plan may not be transferred. Second, it assumes that the options may be exercised immediately; however, options awarded under the 1996 Plan may not be exercised earlier than one year from the date of grant.

     The ultimate value of the options will depend on the amount, if any, by which the market price of the common stock at any point in time exceeds the exercise price, and each optionee's investment decisions, neither of which can be accurately predicted. The options had no immediate value on the date of grant and will have no value until one year after the grant and then only to the extent that the market price of the common stock exceeds the exercise price. See page 15 for a recent price of Reynolds common stock.

Aggregated Option Exercises in 1998 and
Option Values at December 31, 1998

The table below shows information about stock options exercised during 1998 and the number and value of unexercised options held at the end of 1998.
________________________________________________________________________________

                                              Number of
                                              Securities         Value of
                                              Underlying        Unexercised
                                              Unexercised       In-the-Money
                                              Options at         Options at
                   Number of                December 31, 1998  December 31, 1998
                    Shares                  -----------------  -----------------
                   Acquired      Value        Exercisable/      Exercisable/
   Name           on Exercise  Realized<F1>   Unexercisable    Unexercisable<F2>
   ----           -----------  ------------ -----------------  -----------------
J. J. Sheehan......  3,500       $ 65,625    223,000/215,000   $391,563/ $-0-<F3>
R. N. Reynolds..... 16,000        100,000    167,000/ 25,000    349,063/  -0-
T. P. Christino....   -0-            -0-      40,100/ 14,500    103,875/  -0-
W. E. Leahey, Jr...   -0-            -0-      40,700/ 14,500    103,875/  -0-
P. Ratki...........  6,000         56,625     43,250/ 14,500    100,156/  -0-
________________________________________________________________________________

<F1> Based on the difference between the option exercise price and the closing price of Reynolds common stock on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape.

<F2> Based on the difference between the option exercise price and the closing price of $52.6875 per share of Reynolds common stock on December 31, 1998 as reported on the New York Stock
     Exchange Composite Transactions Tape.

<F3> Excluded from this column is the value of 150,000 shares of common stock covered by a performance-based stock option granted to J. J. Sheehan in 1996 at an exercise price of $53.50 per share. The option becomes exercisable only if the closing price of the common stock equals or exceeds $80.25 per share for 30 consecutive calendar days on or before September 30, 1999. If this condition is satisfied, the option may be exercised any time before March 31, 2000.

/TABLE

Long-Term Incentive Plan -- Awards in 1998

The following table provides information about the long-term performance awards granted by Reynolds in 1998.

__________________________________________________________________________________________

                                     Performance
                      Number of        or Other          Estimated Future Payouts Under
                    Shares, Units    Period Until         Non-Stock Price-Based Plans
                      or Other        Maturation    ---------------------------------------
    Name            Rights(#)<F1>    or Payout<F2>  Threshold(#)   Target (#)   Maximum (#)
    ----              -------------  -------------  ------------   ----------   -----------
J. J. Sheehan......    17,800          2 years         5,340         17,800        26,700
                       35,600          4 years        10,680         35,600        53,400

R. N. Reynolds.....     5,700          2 years         1,710          5,700         8,550
                       11,400          4 years         3,420         11,400        17,100

T. P. Christino....     4,700          2 years         1,410          4,700         7,050
                        9,400          4 years         2,820          9,400        14,100

W. E. Leahey, Jr...     4,700          2 years         1,410          4,700         7,050
                        9,400          4 years         2,820          9,400        14,100

P. Ratki...........     4,700          2 years         1,410          4,700         7,050
                        9,400          4 years         2,820          9,400        14,100
__________________________________________________________________________________________

<F1> All awards were granted under Reynolds' Long-Term Performance
     Share Plan, adopted effective January 1, 1998. Under the plan, executive officers and other key employees are granted performance share units for a designated cycle (generally four years, although an initial two-year cycle was also established for 1998-1999). The Compensation Committee is responsible for administering the plan.

     The units granted in 1998 may be earned (or not) based on Reynolds' total shareholder return (i.e., stock price appreciation plus dividends reinvested quarterly) relative to the S&P Basic Materials Index. The return is measured, in the case of the two-year cycle, for the period January 1, 1998 through December 31, 1999, and in the case of the four-year cycle, for the period January 1, 1998 through December 31, 2001. A threshold payment will be made if Reynolds matches the 40th percentile of the group, while target is payable at the 60th percentile and a maximum award of 150% is payable at the 80th percentile.

<F2> After the end of each performance cycle, each participant will be entitled to receive an award for that cycle only to the extent the performance goals established for that cycle have been met. Half of the award will be payable in cash; the other half will be in the form of phantom stock. The phantom stock will not be paid out until the year following termination of employment and will be paid in shares of common stock. The phantom stock accounts are credited with dividend equivalents based on the dividends that would have been paid if the phantom stock had actually been issued and outstanding. A total of 200,000 treasury shares of common stock are authorized for issuance under the plan.

     Participants may voluntarily defer receipt of up to 85% of the cash portion payable with respect to a performance cycle. The plan also contains mandatory deferral provisions applicable to those participants who are reasonably likely to be subject to the Section 162(m) deductibility limitations.

     The Compensation Committee may accelerate payment in a lump sum of all unpaid deferred amounts, including phantom stock and dividend equivalents, if it determines that there is a major challenge to the control of the Company or in other extraordinary circumstances. Any payment with respect to phantom stock may not be accelerated unless the Committee determines that such payment will be exempt from short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934.

Pension Plan Table

The following table shows the annual benefits that would be payable at retirement to persons in specified final average earnings and years-of-benefit-service classifications under
Reynolds' defined benefit pension plan (called the New
Retirement Program for Salaried Employees) and benefit restoration plan. The amounts shown are based on the Social Security Act in effect for retirement in 1999.
Such amounts are not necessarily indicative of amounts that are or may actually become payable.

___________________________________________________________________________________________________

                                     Years of Benefit Service at Retirement<F1>
Final Average
  Earnings          5        10        15        20         25        30          35          40
--------------  --------  --------  --------  --------  --------  ----------  ----------  ----------
$  150,000      $ 12,680  $ 25,361  $ 38,041  $ 50,722  $ 63,402  $   70,082  $   76,763  $   83,443
   300,000        26,180    52,361    78,541   104,722   130,902     145,082     159,263     173,443
   450,000        39,680    79,361   119,041   158,722   198,402     220,082     241,763     263,443
   600,000        53,180   106,361   159,541   212,722   265,902     295,082     324,263     353,443
   750,000        66,680   133,361   200,041   266,722   333,402     370,082     406,763     443,443
   900,000        80,180   160,361   240,541   320,722   400,902     445,082     489,263     533,443
 1,050,000        93,680   187,361   281,041   374,722   468,402     520,082     571,763     623,443
 1,200,000       107,180   214,361   321,541   428,722   535,902     595,082     654,263     713,443
 1,350,000       120,680   241,361   362,041   482,722   603,402     670,082     736,763     803,443
 1,500,000       134,180   268,361   402,541   536,722   670,902     745,082     819,263     893,443
 1,650,000       147,680   295,361   443,041   590,722   738,402     820,082     901,763     983,443
 1,800,000       161,180   322,361   483,541   644,722   805,902     895,082     984,263   1,073,443
 1,950,000       174,680   349,361   524,041   698,722   873,402     970,082   1,066,763   1,163,443
 2,100,000       188,180   376,361   564,541   752,722   940,902   1,045,082   1,149,263   1,253,443
___________________________________________________________________________________________________

<F1> Benefits are computed as if paid on the basis of a straight life annuity, assuming retirement at age 65.

/TABLE

The defined benefit pension plan provides participants an annual benefit upon retirement determined under a formula that takes into account:

- final average earnings;
- years of benefit service; and
- Social Security benefits.

Final average earnings include base salary, plus profit sharing and variable compensation awards, in the five consecutive years for which the average is highest during the fifteen years before retirement. Benefits calculated under the formula are reduced by an amount based on both (a) the primary Social Security benefit estimated to be payable upon retirement or, if later, at age 65 and (b) years of benefit service. Benefits payable under the plan are also directly offset by benefits payable to participants from a predecessor pension plan maintained by the Company that was terminated in 1983.

The nonqualified benefit restoration plan provides for the payment from general funds of amounts otherwise payable under Reynolds' defined benefit pension plan but for Internal Revenue Code limitations.
Such limitations restrict the compensation that may be taken into account to calculate benefits and the actual benefits payable under tax-qualified defined benefit plans.

The following table shows the final average earnings and years of benefit service for each of the executive officers named in the Summary Compensation Table, assuming retirement
(and eligibility for retirement) at January 1, 1999.

_________________________________________________________________
                             Final Average   Years of Benefit
          Name                 Earnings      Service Completed
     J. J. Sheehan<F1>.....    $938,323             11
     R. N. Reynolds........     610,000             30
     T. P. Christino.......     349,967             25
     W. E. Leahey, Jr......     359,044              8
     P. Ratki..............     321,542             31
_________________________________________________________________

<F1> Reynolds has agreed to pay J. J. Sheehan (a) early retirement benefits equivalent to those he would have received from a prior employer, if his employment with Reynolds is involuntarily terminated before age 65, and (b) upon his death, surviving spouse benefits equal to one-half of any amounts payable under clause (a).

_________________________________________________________________

Change in Control and Termination Arrangements

Termination Agreements

Reynolds has entered into severance agreements with key executives designated by the Compensation Committee, including each of the executive officers named in the Summary Compensation Table. These agreements entitle the executive to termination compensation if the executive's employment is terminated without cause by Reynolds or terminated by the executive in certain circumstances, in either case within two years after a change in control of Reynolds. Termination compensation includes:

- a cash payment equal to three times the sum of (1) annual base salary at the time of termination plus (2) the highest cash target variable compensation opportunity established for the executive for 1998 or any future year;

- a cash settlement of stock options granted under Reynolds' stock option plans but not yet exercisable at the date of termination; and

- a cash payment to give retirement benefits equal to those payable had the executive (1) been vested (if not already vested at the time of termination) and (2) worked for Reynolds three additional years.

In addition, the executive will be entitled to:

- continuation of medical, life and disability benefits for three years;

- ownership of the car assigned to the executive at the time of termination; and

- compensation for any applicable excise tax liability the executive may incur as a result of payment of the termination compensation.

Compensation and Deferral Plans

Several of Reynolds' compensation and deferral plans provide for accelerated benefits upon a change in control of Reynolds.

See "Item 2 - Approval of 1999 Nonqualified Stock Option Plan" for a summary of the change-in-control provisions in the proposed 1999 Nonqualified Stock Option Plan. The change-in-control provisions in the Long-Term Performance Share Plan are described under "Long-Term Incentive Plan - Awards in 1998."

Reynolds also maintains a Salary Deferral Plan for Executives and a New Management Incentive Deferral Plan. Under these plans, the Compensation Committee may accelerate payments to participants if it determines that (a) a major challenge to the control of the Company exists or (b) other extraordinary circumstances make such acceleration in the best interest of the Company.

The Salary Deferral Plan for Executives allows eligible employees whose annual base salary exceeds the compensation that can be taken into account for qualified pension plan purposes under the Internal Revenue Code to defer receipt of up to 90% of each year's base salary to the extent the salary exceeds the statutory limit. Deferred amounts are credited with phantom earnings equal to what would be earned if the deferred amounts were actually invested in any of the investment funds available under Reynolds' Savings and Investment Plan for Salaried Employees. Deferrals are not paid out until the participant terminates employment and are paid in cash.

The New Management Incentive Deferral Plan allows executive officers (including the executive officers named in the Summary Compensation Table) and other key employees who are recommended by the chief executive officer to defer receipt of up to 85% of variable compensation, if any, otherwise payable under Reynolds' Performance Incentive Plan and Supplemental Incentive Plan for services performed each year. The variable compensation may be deferred into (1) an interest account, which is credited with interest at a rate determined by the Compensation Committee for that year's deferrals or (2) in certain cases, a phantom stock account, which is credited with dividend equivalents based on the dividends that would have been paid on the phantom stock if the participant had actually owned shares of common stock. Deferrals must be for a period of at least five years, except in the case of retirement. A predecessor plan to this plan, under which no further deferrals are being made, contains substantially similar provisions.

GENERAL INFORMATION
_____________________________________________________________________

Annual Report

Reynolds' 1998 Annual Report, containing audited financial statements for the year 1998, is being mailed to each stockholder with this proxy statement.

Stockholder Proposals for the 2000 Annual Meeting

If you wish to submit proposals which are proper subjects for consideration for possible inclusion in Reynolds' proxy materials for the 2000 annual meeting, we must receive them on or before November 24, 1999. Proposals should be submitted in writing as specified by SEC rules to:

Reynolds Metals Company
6601 West Broad Street
P.O. Box 27003
Richmond, Virginia 23261-7003
Attention:  Secretary

Stockholder Nominations and Notice of Other Business

The Committee on Directors will consider stockholder nominations for director if submitted in writing in accordance with the By-Law procedures referred to below, addressed to:

Committee on Directors
c/o Secretary
Reynolds Metals Company
6601 West Broad Street
P.O. Box 27003
Richmond, Virginia 23261-7003

Reynolds' By-Laws specify procedures for notifying Reynolds of nominations for director and other business to be properly brought before any meeting of stockholders. You may obtain a copy of the relevant By-Law provisions by writing to Reynolds' Secretary at the address listed above.
Notice of business to be brought before the 2000 annual meeting, including stockholder nominations for director, must be received on or before February 22, 2000.


                         /s/ Donna C. Dabney
                         DONNA C. DABNEY
                         Secretary

March 23, 1999
Richmond, Virginia

                            Notice of

                         Annual Meeting

                         of Stockholders

                          May 20, 1999

                              and

                        Proxy Statement



                             [LOGO]

                            REYNOLDS
                             METALS
                            COMPANY

                                                       APPENDIX A

                     REYNOLDS METALS COMPANY

           Proxy Solicited by the Board of Directors
               for Annual Meeting of Stockholders
                          May 20, 1999


The undersigned hereby appoints Jeremiah J. Sheehan, D. Michael Jones and Donna C. Dabney, or any of them, each with full power of substitution, as proxies for the undersigned, and authorizes them to vote the shares of common stock of Reynolds Metals Company (the "Company") which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held at the Company's offices, 6601 West Broad Street, Richmond, Virginia, on Thursday, May 20, 1999 at 4:00 P.M. (Eastern Daylight Time), and at all adjournments thereof, as indicated on the matters set forth on the reverse side, and in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned hereby confers upon the proxies and each of them authority to vote for a substitute nominee or substitute nominees designated by the Board of Directors with respect to the election of directors if any nominee is unavailable to serve for any reason if elected.

Note to participants in the Reynolds Metals Company Savings and Investment Plan for Salaried Employees, Reynolds Metals Company Savings Plan for Hourly Employees, and Employees Savings Plan:
This card serves to instruct the trustee under the respective plan how to vote your allocable portion, if any, of the total number of shares of Company common stock held by the plan. The number of plan shares shown on this card may not be the same as the number of plan shares shown on your last account statement due to the use of a different valuation date or accounting method. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the respective plan.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER; WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 AND "AGAINST" ITEMS 5 AND 6.

        IMPORTANT - This Proxy must be signed and dated on
                     the reverse side.

-----------------------------------------------------------------
                      FOLD AND DETACH HERE

                                      Please mark your     ____
                                      votes as indicated  /_x_/
                                      in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.  Election of Directors:

          FOR all nominees                  WITHHOLD
     (except as withheld in the             AUTHORITY
          space provided)            to vote for all nominees
                ___                            ___
              /___/                          /___/

Nominees:  Patricia C. Barron, John R. Hall, Robert L. Hintz,
William H. Joyce, Mylle Bell Mangum, D. Larry Moore, Randolph N.
Reynolds, James M. Ringler, Samuel C. Scott, III, Jeremiah J.
Sheehan, Joe B. Wyatt

(To withhold authority to vote for any individual nominee,
write that nominee's name in the space provided below.)
_____________________________________________________________________

                                          FOR      AGAINST     ABSTAIN
2.  Approval of 1999 Nonqualified Stock   ___        ___         ___
    Option Plan                          /___/      /___/       /___/

3.  Approval of Amended Performance       ___        ___         ___
    Incentive Plan                       /___/      /___/      /___/

4.  Ratification of Selection of          ___        ___         ___
    Ernst & Young LLP as                 /___/      /___/      /___/
    Independent Auditors



THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 5 AND 6.

5.  Stockholder Proposal relating        FOR      AGAINST     ABSTAIN
    to the CERES Principles              ___        ___         ___
                                        /___/      /___/       /___/

6.  Stockholder Proposal relating        ___        ___        ___
    to Global Warming                   /___/      /___/      /___/

_____________________________________________________________________
                                                                 ___
                            I WILL ATTEND THE ANNUAL MEETING   /___/

Signature_________________Signature__________________Date ___________

Please mark, date and sign as your name appears above and return in the enclosed envelope. If signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give your full title as such. If the signer is a corporation, sign the full corporate name by a duly authorized officer.
 .....................................................................

                       FOLD AND DETACH HERE

Enclosed are materials relating to the 1999 Annual Meeting of Stockholders of Reynolds Metals Company. The meeting will be held on Thursday, May 20, 1999, at 4:00 p.m., Eastern Daylight Time. The Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

Whether you plan to attend the meeting or not, please complete, sign and return before the annual meeting on May 20, 1999 the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. If you plan to attend the annual meeting, please mark the attendance box on the proxy card.


          YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.

                                                        APPENDIX B


                     REYNOLDS METALS COMPANY




               1999 NONQUALIFIED STOCK OPTION PLAN




                     Effective May 20, 1999

                            ARTICLE I

                           DEFINITIONS

          1.01  "Board" means the Board of Directors of the

Company.

          1.02  "Code" means the Internal Revenue Code of 1986,

as amended from time to time.

          1.03  "Committee" means the Committee established under

Section 3.01 to administer the Plan.

          1.04  "Company" means Reynolds Metals Company, a

Delaware corporation.

          1.05  "Company Stock" means common stock of the Company

or other stock and securities substituted for common stock under

Section 6.02.

          1.06  "Eligible Employee" means any officer or regular

salaried employee of the Company or a Subsidiary who satisfies all of the requirements of Section 2.02.

          1.07  "Fair Market Value" means the closing price of

Company Stock (a) as reported on New York Stock Exchange-

Composite Transactions (or other appropriate reporting vehicle as determined by the Committee) for a specified date or (b) if no such report is available, the closing price of Company Stock for the next preceding day on which Company Stock was traded and for which such report is available.

          1.08  "Grantee" means any person who has been granted a

stock option, either with or without related stock appreciation rights, under the Plan.

          1.09  "Option Period" means the period of time provided

under Section 4.03 within which a stock option may be exercised.

          1.10  "Plan" means the Reynolds Metals Company 1999

Nonqualified Stock Option Plan, as amended from time to time.

          1.11  "Stockholder Approval" means approval by the

affirmative vote of stockholders of the Company present in person or by proxy and entitled to vote representing a majority of the votes cast on the matter at an annual or special meeting of

stockholders at which a quorum is present.

          1.12  "Subsidiary" means any corporation or other

entity in which the Company owns, directly or indirectly, a

voting stock interest (or its equivalent) of more than fifty percent (50%).

          1.13  "1934 Act" means the Securities Exchange Act of

1934, as amended from time to time.

                           ARTICLE II

                          PARTICIPATION



          2.01  Purpose.  The purpose of the Plan is to further

the growth and success of the Company and its Subsidiaries by providing key officers and employees with additional incentive to contribute to such growth and success and by aiding the Company in attracting and retaining key officers and employees.

          2.02  Eligibility.  Key officers and employees of the

Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the

Committee, contribute significantly to the growth and success of the Company or a Subsidiary are eligible for options to purchase

Company Stock and related stock appreciation rights under the

Plan.  From among all such Eligible Employees, the Committee will determine from time to time those to whom options and related stock appreciation rights, if any, will be granted.  No Eligible

Employee has any right to receive options or stock appreciation rights unless so determined by the Committee.

          2.03  No Employment Rights.  The Plan does not confer

any rights upon any person for continued employment, nor does it interfere with the rights of the Company or any Subsidiary to terminate such person's employment or to take any other action affecting such person.

                           ARTICLE III

                            COMMITTEE


          3.01  Administration.  The Plan will be administered by

a Committee of at least three (3) persons, all of whom must be members of the Board, designated from time to time by the Board.

The Board shall appoint one member of the Committee to act as

Chairman.  Vacancies shall be filled in the same manner as

original appointments.  The Committee shall hold meetings upon such notice and at such place or places, and at such time or times as it may from time to time determine.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and the acts of a

majority of the members participating in any meeting at which a quorum is present shall be the acts of the Committee.  The

Committee may act without a meeting if a consent in writing

setting forth the action so taken shall be signed by all of the members of the Committee and filed with the minutes of the

Committee.  As of any time the Committee exercises its discretion in administering the Plan, all of the members of the Committee must be "Non-Employee Directors" as contemplated by Rule l6b-3,

as in effect at such time, under the 1934 Act.

          3.02  Authority of Committee.  Subject to the

provisions of the Plan, the Committee has full and final

authority to determine:

          (a)   the persons to whom options are granted,

          (b)   the number of shares to be included in each

     option,

          (c)   the price at which the shares included in each

     option may be purchased,

          (d)   the Option Period or Periods, and

          (e)   the stock appreciation rights, if any, related to

     each option.

No Grantee may be awarded options to purchase in the aggregate more than seven hundred fifty thousand (750,000) shares of

Company Stock under the Plan; this limit applies regardless of whether the options lapse or are terminated or surrendered.  The

Committee is empowered, in its discretion, (i) to modify, extend or renew any option or stock appreciation right previously

granted, subject to the limitations in Articles IV and V, and

(ii) to adopt such rules and regulations and take such other action as it considers necessary or proper for the administration of the Plan; provided, however, that except to the extent

provided under Section 6.02, the Committee does not have the power to reprice options or stock appreciation rights previously granted under the Plan.  The Committee has authority to interpret the Plan, and the Committee's decision on any questions

concerning the interpretation of the Plan is final and

conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and will not be liable for any action taken in good faith in reliance upon the advice of counsel.

          3.03  1934 Act Compliance.  Anything in the Plan to the

contrary notwithstanding, the Committee also has the authority at any time to impose any rules and regulations that may be necessary to ensure that a grant or exercise of an option or stock appreciation right will not trigger liability under Section

16(b) of the 1934 Act.

                           ARTICLE IV

                        TERMS OF OPTIONS



          4.01  General.  Grants of options do not require the

payment of a purchase price by any Grantee.  Each option granted under the Plan will be evidenced by a stock option agreement between the Company and the Grantee containing the terms and conditions required by this Article IV and such other terms and conditions consistent with this Article IV as the Committee

considers appropriate.

          4.02  Option Price.  The price at which each share of

Company Stock covered by an option may be purchased must be

determined in each case by the Committee and set forth in a stock option agreement.  Such price must not be less than the Fair

Market Value of Company Stock on the date the option is granted.

          4.03  Period for Exercise.  Each stock option agreement

must state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, as

determined by the Committee, provided that:

          (a)   No option may be exercised within one year from

     the date the option is granted;

          (b)   No Option Period may exceed ten years from the

     date the option is granted;

          (c)   If the Grantee's employment by the Company and

     its Subsidiaries terminates because of the Grantee's

     retirement or disability, or for any other reason the

     Committee approves, any option outstanding and exercisable as of the date of termination (and, in the Committee's sole discretion, any option outstanding but not yet exercisable as of such date) may be exercised by the Grantee following the date of termination in accordance with the terms of the applicable stock option agreement;

          (d)   If the Grantee dies during the Option Period, any

     outstanding and exercisable option may be exercised in

     accordance with the terms of the applicable stock option

     agreement by the person or persons entitled to do so under the Grantee's last will and testament, or if the Grantee has not made a testamentary disposition of the option or dies

     intestate, by the person or persons entitled to receive the option under the intestate laws; and

          (e)   If the Grantee's employment by the Company and

     its Subsidiaries terminates for reasons other than death,

     retirement, disability, or other reasons approved by the

     Committee under subsection (c) above, then any outstanding option terminates immediately and is not exercisable by the

     Grantee or any other person.

          4.04  Exercise of Option.  Subject to Section 4.03,

each option may be exercised in whole or in part from time to time as specified in the stock option agreement.  Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased,

accompanied by payment in full of the purchase price for such shares.  If required, the Grantee must also pay an amount equal to the applicable withholding taxes as soon as administratively feasible. The purchase price may be paid in cash; by check; with the approval of the Committee, in shares of Company Stock having at the time the option is exercised an aggregate Fair Market

Value equal to the purchase price of the shares acquired on

exercise; or a combination.  Likewise, the applicable withholding taxes may be paid in cash; by check; with the approval of the

Committee, in shares of Company Stock (including shares received from the exercise of the option) having at the time the option is exercised an aggregate Fair Market Value equal to the withholding taxes; or a combination.  A Grantee may also exercise an option by way of the Company's broker-assisted stock option exercise program, if such program is available to the Grantee at the time of the option's exercise.  An option becomes nonexercisable and is treated as voluntarily surrendered to the extent that any related stock appreciation right is exercised.  No Grantee is under any obligation to exercise any option.  Grantees may

exercise options or not at their sole discretion.

          4.05  Date Option Granted.  For purposes of the Plan, a

stock option is considered as having been granted on the date on which the Committee authorizes the grant, unless the Committee designates a later date, in which case the later date is the date of grant.  Notice of the grant of an option will be given to the employee within a reasonable time.

          4.06  No Incentive Stock Options.  No option granted

under the Plan is, or is to be treated as, an "incentive stock option" for purposes of Sections 421 and 422 of the Code.

                            ARTICLE V

                    STOCK APPRECIATION RIGHTS



          5.01  General.  Each stock appreciation right granted

under the Plan will be evidenced by a stock appreciation right agreement between the Company and the Grantee containing the terms and conditions required by this Article V and such other terms and conditions consistent with this Article V as the

Committee considers appropriate.  Each stock appreciation right will relate to a specific option granted under the Plan and will be granted to the Grantee either concurrently with the grant of the option or at a later time as determined by the Committee;

provided, however, that the grant of a stock appreciation right does not otherwise change the terms of the underlying option.  A stock appreciation right entitles a Grantee to receive a number of shares of Company Stock (without payment to the Company,

except for applicable withholding taxes), cash, or shares and cash, as determined by the Committee in accordance with this

Article V.

          5.02  Number of Shares or Amount of Cash.  Unless

otherwise determined by the Committee, in its sole discretion,

and provided in the stock appreciation right agreement, the

number of shares issued upon the exercise of a right shall be determined by dividing:

          (a)   that portion, as elected by the Grantee in the

     notice of exercise, of the total number of shares of Company

     Stock (i) which the Grantee is eligible to purchase as of the exercise date under the related option and (ii) as to which stock appreciation rights have been granted, but not exercised, multiplied by the amount (if any) by which the

     Fair Market Value of Company Stock on the exercise date

     exceeds the price per share at which the related option

     could have been exercised on the exercise date, by

          (b)   the Fair Market Value of Company Stock on the

     exercise date;

provided, however, that fractional shares will not be issued.

Instead, a cash adjustment equal to the same fraction of the Fair

Market Value of Company Stock on the exercise date will be paid to the Grantee.  Instead of issuing Company Stock on the exercise of a right, the Committee, in its sole discretion, may elect to pay the cash equivalent of the Fair Market Value on the exercise date of any or all of the shares of Company Stock which would otherwise be issuable upon exercise of the right.

          5.03  Exercise.  Each stock appreciation right may be

exercised in whole or in part from time to time, only to the extent that the option to which it relates is exercisable and as permitted by the applicable stock appreciation right agreement;

provided, however, that no stock appreciation right may be

exercised until the expiration of six months from the date of its grant.  Each Grantee may exercise a stock appreciation right by giving written notice to the Company, specifying the number of shares as to which such right is being exercised, accompanied by an amount equal to the applicable withholding taxes, if

necessary. The date the Company receives the written notice is the "exercise date." No Grantee is under any obligation to exercise any stock appreciation right.  Grantees may exercise rights or not in their sole discretion.  A stock appreciation right will become nonexercisable and will be forfeited to the extent that the related option is exercised.

                           ARTICLE VI

                          COMPANY STOCK



          6.01  Number of Shares.  The aggregate number of shares

of Company Stock that may be sold or delivered under the Plan shall not exceed two million two hundred fifty thousand

(2,250,000) shares.  Shares of Company Stock sold or delivered under the Plan may be authorized but unissued shares, treasury shares, or a combination, as the Board may from time to time determine.  Shares of Company Stock no longer available for

purchase under the Plan by virtue of the total or partial

expiration or termination of an option and any related stock appreciation right will continue to be otherwise available for the purposes of the Plan.  Upon surrender of any portion of an option in connection with the exercise of the related stock

appreciation right, the number of shares of Company Stock subject to the surrendered portion of the option (and not the number of shares, if any, issued upon the exercise of the related stock appreciation rights) will be charged against the maximum number of shares of Company Stock issuable under the Plan, and such number of shares of Company Stock will not be available for

future options and/or stock appreciation rights.

          6.02  Recapitalization.  If any stock dividend is

declared upon Company Stock, or if there is any stock split,

stock distribution, or other recapitalization with respect to

Company Stock, resulting in a split-up, combination or exchange of shares, or if any special distribution is made to holders of

Company Stock, the aggregate number and kind of shares offered under the Plan will be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted under the Plan and the per share option price will be

proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid, all as the Committee determines is appropriate.  Such adjusted option price and number and kinds of shares will also be used to determine the amount payable by the Company upon the exercise of any stock

appreciation rights associated with any such option as set forth in Article V.  If the Company is merged or consolidated with or into another corporation or entity, or substantially all of its assets are sold to another corporation or entity, appropriate provisions will be made for the protection and continuation of any outstanding options and stock appreciation rights by the substitution, on an equitable basis, of appropriate stock or other securities of the surviving or purchasing or new parent corporation or entity.

                           ARTICLE VII

                             GENERAL



          7.01  Nontransferability.  Except as otherwise

specifically determined by the Committee, (a) no option or stock appreciation right granted under the Plan may be transferred or assigned except by the Grantee's last will and testament or the laws of descent and distribution, and (b) during the Grantee's lifetime, options and stock appreciation rights may be exercised only by the Grantee or by the Grantee's guardian or legal

representative.

          7.02  General Restriction.  Each option and each stock

appreciation right is subject to the requirement that if at any time the Board or the Committee determines, in its discretion,

that the listing, registration, or qualification of securities upon any securities exchange or under any state, federal or other applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or right or the issue or purchase of securities under the Plan, such option or right may not be exercised in whole or in part unless such

listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board or the Committee.

          7.03  No Rights as Stockholder.  The holders of options

or stock appreciation rights have no rights as a stockholder unless and until they are issued shares of stock under the Plan.

          7.04  Effective Date and Duration of Plan.  The Plan

shall become effective May 20, 1999, subject to Stockholder

Approval.  No stock options may be granted under the Plan after

December 31, 2003.

          7.05  Amendments.  The Board may from time to time

amend, modify, suspend or terminate the Plan; provided, however,

that no such action may (a) except as provided in Section 3.03,

impair without the Grantee's consent any option or stock

appreciation right previously granted under the Plan or deprive any Grantee of any shares of Company Stock acquired under the

Plan or (b) be made without Stockholder Approval if such change would (i) increase the total number of shares that may be issued under the Plan (other than as provided in Section 6.02), (ii)

permit repricing of options, or (iii) permit options to be

granted for less than Fair Market Value.  Anything in the Plan to the contrary notwithstanding, at any time before a Change in

Control (as defined in Section 7.07(b)) occurs, the Board may amend Section 7.07(b)(i) to change the percentage referred to therein to a percentage that is not more than 25%, so long as such change is consistent with contemporaneous change of a

similar nature in the Rights Agreement (as defined in Section

7.07(b)(vi)).

          7.06  Construction.  Except as otherwise required by

applicable federal laws, the Plan will be governed by, and

construed in accordance with, the laws of the Commonwealth of

Virginia.

          7.07  Change in Control.  (a) Anything in the Plan to

the contrary notwithstanding, if there is a Change in Control of the Company (as defined below), all options and stock

appreciation rights already granted under this Plan will become immediately exercisable; provided that to the extent necessary to be exempt from Section 16(b) of the 1934 Act, the date as of which options and stock appreciation rights first become

exercisable pursuant to this Section 7.07 by grantees who are officers or directors of the Company may in no event be earlier than six months from the date the option or stock appreciation right is granted.

          (b)   For purposes of this Section 7.07, "Change in

Control" shall mean the occurrence of any of the following:


                    (i)  Any Person (as defined below) becomes

          the Beneficial Owner (as defined below), directly or

          indirectly, of 15% or more of the Company's common

          stock, unless such Person is not deemed an "Acquiring

          Person" in accordance with Section 1(a) of the Rights

          Agreement (as defined below);

                    (ii)  During any period of two consecutive

          years, individuals who at the beginning of such period

          constitute the Board, and any new directors (other than

          a director designated by a person who has entered into

          an agreement with the Company to effect a transaction

          described in Sections 7.07(b)(i), (iii) or (iv)) whose

          election by the Board or nomination for election by the

          Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the

          period or whose election or nomination for election was

          previously so approved, cease for any reason to

          constitute a least a majority of the members of the

          Board;

                    (iii)  The effective date of a merger or

          consolidation of the Company with any other entity,

          other than a merger or consolidation which would result

          in the voting securities of the Company outstanding

          immediately before such merger or consolidation

          continuing to represent (either by remaining

          outstanding or by being converted into voting

          securities of the surviving entity) more than 51% of

          the combined voting power of the voting securities of

          the surviving entity outstanding immediately after such

          merger or consolidation and with the power to elect at

          least a majority of the board of directors or other

          governing body of such surviving entity;

                    (iv)  The approval by the shareholders of the

          Company of a complete liquidation of the Company or an

          agreement for the sale or disposition by the Company of

          all or substantially all of the Company's assets; and

                    (v)  There occurs any other event of a nature

          that would be required to be reported in response to

          Item 6(e) of Schedule 14A of Regulation 14A (or a

          response to any similar item on any similar schedule or

          form)
          under the 1934 Act, whether or not the Company is

          then subject to such reporting requirement.

                    (vi)  Certain Definitions.  For purposes of

          this Section 7.07(b), the following terms shall have

          the following meanings:

                    (A)  "Person" shall have the meaning as set

               forth in Sections 13(d) and 14(d) of the 1934 Act;

               provided, however, that Person shall exclude (i)

               the Company, (ii) any trustee or other fiduciary

               holding securities under an employee benefit plan

               of the Company, and (iii) any corporation owned,

               directly or indirectly, by the shareholders of the

               Company in substantially the same proportions as

               their ownership of stock of the Company.

                    (B)  "Beneficial Owner" shall have the

               meaning given to such term in Rule 13d-3 under the

               1934 Act; provided, however, that Beneficial Owner

               shall exclude any Person otherwise becoming a

               Beneficial Owner by reason of the shareholders of

               the Company approving a merger of the Company with

               another entity.

                    (C)  "Rights Agreement" shall mean the

               Amended and Restated Rights Agreement dated as of

               March 8, 1999 between the Company and ChaseMellon

               Shareholder Services, L.L.C., as initially in

               effect.

                                                 APPENDIX C


                    REYNOLDS METALS COMPANY
                    -----------------------


                   Performance Incentive Plan

                   --------------------------





                    As Amended and Restated
                   Effective January 1, 1999

                       TABLE OF CONTENTS


                                                            Page


1.   PURPOSE                                                  1

2.   ADMINISTRATION                                           1

3.   PARTICIPATION                                            2

4.   TARGET AWARD LEVELS                                      2

5.   PERFORMANCE GOALS                                        3

6.   DETERMINATION OF AWARDS                                  3

7.   COMMUNICATION                                            3

8.   PAYMENT OF AWARDS                                        4

9.   COMPANY STOCK                                            7

10.  EFFECTIVE DATE OF PLAN                                   7

11.  SPECIAL PROVISIONS FOR TOP EXECUTIVES                    7

1.   PURPOSE
     -------
     The purpose of the Performance Incentive Plan (the "Plan")

     is to promote the financial success of Reynolds Metals

     Company (the "Company") by:

     (a)  providing  compensation opportunities  which  are

          competitive with those of other major companies;

     (b)  supporting the Company's goal-setting and

          strategic planning process; and

     (c)  motivating key executives to achieve annual

          business goals by allowing them to share in the risks

          and rewards of the business.



2.   ADMINISTRATION
     --------------

     (a)  The Plan shall be administered by the Compensation

          Committee (the "Committee") of the Board of Directors

          (the "Board").  No member of the Committee shall be

          eligible to participate in the Plan.

     (b)  The Committee shall have the power and authority

          to adopt, amend and rescind any  administrative

          guidelines, rules, regulations, and procedures deemed

          appropriate to the administration of the Plan, and to

          interpret and rule on any questions relating to any

          provision of the Plan.

     (c)  The decisions of the Committee shall be final,

          conclusive and binding on all parties, including the

          Company and participating employees.

     (d)  The Board may from time to time amend, suspend or

          terminate the Plan, in whole or in part.

          Notwithstanding the foregoing, the Board may, in any

          circumstance where it deems such approval necessary or

          desirable, and shall, to the extent necessary to

          maintain compliance with Rule 16b-3 under the

          Securities Exchange Act of 1934 as in effect from time

          to time, require stockholder approval as a condition to

          the effectiveness of any amendment or modification of

          the Plan.



3.   PARTICIPATION
     -------------

     Company officers and other key employees of the Company  and its  subsidiaries who are recommended by the Chief Executive

     Officer of the Company and who are approved by the Committee shall  be  eligible for participation in the Plan  during  a

     Plan year.



4.   TARGET AWARD LEVELS
     -------------------

     After consultation with management, the Committee may

     designate target award levels to be earned by participants for a given Plan year.  Such target awards may vary by

     management level.

5.   PERFORMANCE GOALS
     -----------------

     To the fullest extent possible, management shall establish performance goals for participants to help it determine the awards it will recommend for the Plan year.  Such goals  may relate to corporate performance, divisional performance, and individual performance as appropriate to the purpose of  the

     Plan and the positions and responsibilities of the

     participants.



6.   DETERMINATION OF AWARDS
     -----------------------

     As soon as practicable following the close of each Plan

     year, the Committee shall, after consultation with

     management, determine the award earned by each participant for the Plan year.  In special cases of meritorious

     performance, after consultation with management, the

     Committee may make awards to individuals who were not

     previously designated as eligible for participation during the Plan year.  If a participant has died during the Plan

     year, an award may be made to the participant's spouse or

     legal representative if the Committee so determines.



7.   COMMUNICATION
     -------------

     Participants shall be advised in writing of their

     participation in the Plan and of any performance goals

     applicable to their awards.

8.   PAYMENT OF AWARDS
     -----------------

     Awards shall be payable in cash as soon after the close of the Plan year as feasible; provided, however, that payment of part or all of any award may be deferred in accordance

     with the terms of any incentive deferral plan maintained

     from time to time by the Company.



    (c)   Any other provision of the Plan to the contrary

          notwithstanding, except as otherwise determined by the

          Committee in accordance with Paragraph 6(a) of the

          Company's Stock Ownership Guidelines for Officers (the

          "Guidelines"), the following provisions shall apply to

          the payment of an award to any participant who is

          subject to the Guidelines and who had not met the

          applicable minimum stock ownership level of the

          Guidelines as of the December 31 immediately preceding

          the date of payment of an award under the Plan.



          The award to any such participant shall be paid

          part in cash and part in the form of shares of Common

          Stock of the Company ("Shares").  The number of Shares

          issued under this provision shall be equal to the

          number of Shares that would have been necessary to

          bring the participant into compliance with the

          Guidelines as of the December 31 immediately preceding

          the date of payment of the award; provided, however,

          that in no
          event shall more than half of the value of a

          participant's award be paid in the form of Shares; and

          provided, further, that the part of the award for any

          participant that is payable in Shares shall not exceed

          the annual rate of base salary in effect for the

          participant at the time of the award.  The remainder of

          the participant's award shall be paid in cash.  Awards

          of Shares shall be made without payment of a purchase

          price.



          Any payment in accordance with this subsection (c)

          shall be subject to the following terms and conditions:

          (i)  An  award shall be converted into Shares

               by dividing (y) the cash value of  the

               part of the award to be paid in Shares by (z) the

               arithmetic average of the high and low sales

               prices of the Shares as reported on New York Stock

               Exchange Composite Transactions on the date

               preceding the date on which the award is paid.

               Any fractional Share shall be paid in cash.

         (ii)  The mandatory share award provisions of

               this subsection (c) shall not apply

               to the extent the participant has already elected

               under the Company's New Management Incentive

               Deferral Plan (y) to defer a portion of his or her

               award under the Plan and (z) to have such deferred

               award be
               credited with additional income based on

               shares of phantom stock of the Company.

        (iii)  Except to the extent a participant has

               elected to have a deferred award be credited

               with additional income based on shares

               of phantom stock of the Company, any voluntary

               deferral of the payment of part or all of an award

               under the Plan shall apply only to the part of the

               award that is payable in cash after the

               application  of  this  subsection  (c);  provided,

               however, that any such voluntary deferral shall be

               reduced as necessary to ensure the payment of  all

               applicable payroll taxes.

         (iv)  To the extent a participant is subject to

               a mandatory deferral of the payment of

               part or all of an award under the Plan, the

               mandatory deferral shall apply first to the part

               of the award that is payable in cash.  To the

               extent the award that would be paid in Shares

               remains subject to the mandatory deferral, the

               payment that would otherwise be made in the form

               of Shares shall instead be deferred under the

               Company's New Management Incentive Deferral Plan

               to earn income based on shares of phantom stock of

               the Company.

9.   COMPANY STOCK
     -------------

     Shares reserved for issuance under the Plan may be

     authorized but unissued shares, shares reacquired by the

     Company, or a combination of both, as the Board may from

     time to time determine.  If any stock dividend is declared upon the Shares, or if there is any stock split, stock

     distribution, or other recapitalization of the Company with respect to the Shares, resulting in a split-up or

     combination or exchange of shares, the Shares reserved for issuance under the Plan shall be proportionately and

     appropriately adjusted.



10.  EFFECTIVE DATE OF PLAN
     ----------------------

     The  Plan as originally adopted was effective for the fiscal year commencing January 1, 1983 and continued in effect

     thereafter as amended from time to time.  This amended and restated Plan shall be effective January 1, 1999, subject to stockholder approval at the 1999 Annual Meeting, and shall continue in effect, as amended from time to time, until it is terminated by the Board.



11.  SPECIAL PROVISIONS FOR TOP EXECUTIVES
     -------------------------------------

     Anything  herein to the contrary notwithstanding,  effective with  the 1996 calendar year, the following provisions shall apply  each calendar year to awards to participants who  are designated by the Committee as "Top Executives" for that calendar year. Top Executives shall be eligible for awards only under this Paragraph 11.


     (a)  The provisions of this Paragraph 11, including the

          designation of Top Executives each year, shall be

          administered solely by those members of the Committee

          (at least two) who are "outside directors" for purposes

          of Section 162(m) of the Internal Revenue Code of 1986,

          as amended (the "Code").  For the Top Executives, the

          Plan shall be administered in a manner consistent with

          the performance-based compensation requirements of

          Section 162(m)(4) of the Code.


     (b)  No later than ninety days after the beginning of

          each calendar year, the Committee shall establish in

          writing (i) one or more Performance Goals (as defined

          below) that must be reached in order for a Top

          Executive to receive an award under the Plan for the

          calendar year and (ii) the amount of the award to be

          paid upon attainment of these goals.  The Committee

          shall have the discretion later to revise the amount to

          be paid upon the attainment of these goals solely for

          the purpose of reducing or eliminating the amount of

          the award otherwise payable upon attainment of these

          goals.


     (c)  In establishing Performance Goals, the Committee

          shall establish both the minimum Performance Goal(s)

          (the

          "Minimum Goals") that must be reached in order for

          the Top Executive to receive any award for the calendar

          year and the maximum Performance Goal(s) (the "Maximum

          Goals") that must be reached in order for the Top

          Executive to receive the maximum award for the calendar

          year.  Between the Minimum Goals and the Maximum Goals,

          the Committee may establish a range of intermediate

          Performance Goals with a corresponding range of awards

          between the minimum and maximum award opportunity.  In

          no event may a Top Executive's maximum award hereunder

          for any calendar year exceed $2,500,000.


     (d)  A "Performance Goal" is an objective performance

          goal established in writing by the Committee; it may be

          based on net earnings, stock price, profit before

          taxes, return on equity, return on capital, return on

          assets, total return to shareholders, earnings per

          share, debt rating, or economic value added, with the

          specific goal or target in each case determined on a

          basis specified by the Committee.  For purposes of the

          preceding sentence, the term "economic value added"

          means (1) net operating profit (or loss) after taxes

          minus (2) a capital charge.  Performance Goals may be

          absolute in their terms or measured against or in

          relationship to other companies comparably or otherwise

          situated.  Performance Goals may be particular to a Top

          Executive or the division, department, branch, line of

          business, subsidiary or other unit in which the Top

          Executive works or with respect to which the Top

          Executive has responsibility and/or may be based on the

          performance of the Company generally.  Performance

          Goals may vary from Top Executive to Top Executive and

          from calendar year to calendar year.


     (e)  The amount payable to a Top Executive shall be

          based upon the achievement of the Performance Goals, as

          certified in writing by the Committee after the end of

          each calendar year.  If the Committee believes that

          factors outside the Performance Goals should also be

          taken into account in determining the amount of the

          award, the Committee shall have the discretion to

          reduce, but not increase, the amount payable to a Top

          Executive based on these outside factors.  No payment

          shall be made unless the Minimum Goals are achieved.


     (f)  Awards under this Paragraph 11 shall be paid out

          in accordance with the provisions of Paragraph 8.